UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.    )

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☐ Soliciting material pursuant to §240-14a-12

Maxim Integrated Products, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive

Sunnyvale, CA 94086

(408) 737-7600

October 27, 2008

Dear Stockholders:

We are pleased to invite you to attend Maxim Integrated Products, Inc.’s (“Maxim,” “we” or “our”) 2008 annual meeting of stockholders to be held on Monday, December 15, 2008 at 10:00 a.m. Pacific Time, at our Event Center at 433 N. Mathilda Avenue, Sunnyvale, California 94086.

Details regarding admission to the meeting and the business to be conducted are described in this proxy statement, as well as in the Notice of Internet Availability of Proxy Materials (the “Notice”) mailed to you on or about October 31, 2008. We have also made available a copy of our 2008 Annual Report on Form 10-K with this proxy statement. We encourage you to read our 2008 Annual Report. It includes our audited financial statements and provides information about our business and products.

You may have noticed changes in the way we are providing proxy materials to our stockholders in connection with our 2008 annual meeting. This is because we have elected to provide access to our proxy materials over the Internet under the new “notice and access” rules of the Securities and Exchange Commission (“SEC”). We believe that this new process should expedite stockholders’ receipt of proxy materials, lower the costs of our annual meeting, and help to conserve natural resources. The Notice you received in the mail contains instructions on how to access this proxy statement and 2008 Annual Report and vote online. The Notice also includes instructions on how to receive a paper copy of the annual meeting materials.

Your vote is important. Please review the instructions on each of your voting options described in this proxy statement as well as in the Notice you received in the mail.

Also, please let us know if you plan to attend our annual meeting when you vote by telephone or over the Internet, by indicating your plans when prompted or, if you requested to receive printed proxy materials, by marking the appropriate box on the enclosed proxy card.

Thank you for your ongoing support of Maxim. We look forward to seeing you at our annual meeting.

Sincerely,

Tunc Doluca
President and Chief Executive Officer

MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive

Sunnyvale, CA 94086

(408) 737-7600

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Time and Date	10:00 a.m., Pacific Time, on Monday, December 15, 2008.

Place	Event Center, 433 N. Mathilda Avenue, Sunnyvale, California 94086.

Items of Business

(1)    To elect seven members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

(2)    To ratify the appointment of Deloitte & Touche LLP as Maxim’s independent registered public accounting firm for the fiscal year ending June 27, 2009.

(3)    To approve the adoption of Maxim’s 2008 Employee Stock Purchase Plan with 4,000,000 shares of common stock reserved for issuance thereunder.

(4)    To consider such other business as may properly come before the meeting.

Adjournments and Postponements

Any action on the items of business described above may be considered at the annual meeting at the time and on the date specified above or at any time and date to which the annual meeting may be properly adjourned or postponed.

Record Date	You are entitled to vote only if you were a Maxim stockholder as of the close of business on October 24, 2008 (the “record date”).

Meeting Admission

You are entitled to attend the annual meeting only if you were a Maxim stockholder as of the close of business on the record date or hold a valid proxy to vote at the annual meeting. Since seating is limited, admission to the meeting will be on a first-come, first-served basis. You should be prepared to present photo identification for admittance. If you are not a stockholder of record but hold shares through a brokerage firm, bank, broker-dealer, trustee or nominee (i.e., in street name), you should provide proof of beneficial ownership as of the record date, such as your most recent account statement prior to the record date, a copy of the voting instruction card provided by your brokerage firm, bank, broker-dealer, trustee or nominee, or similar evidence of ownership. If you do not provide photo identification or comply with the other procedures outlined above, you will not be admitted to the annual meeting.

Please let us know if you plan to attend the meeting by marking the appropriate box on the enclosed proxy card, if you requested to receive printed proxy materials, or, if you vote by telephone or over the Internet, by indicating your plans when prompted.

The annual meeting will begin promptly on the meeting date at 10:00 a.m., Pacific Time. Check-in will begin at 9:30 a.m., Pacific Time, and you should allow ample time for the check-in procedures.

Your vote is very important. Whether or not you plan to attend the annual meeting, we encourage you to read this proxy statement and submit your proxy or voting instructions as soon as possible. For specific instructions on how to vote your shares, please refer to the instructions on the Notice of Internet Availability of Proxy Materials you received in the mail, the Questions and Answers section in this proxy statement or, if you requested to receive printed proxy materials, your enclosed proxy card.

By order of the board of directors,

Tunc Doluca
President and Chief Executive Officer

This notice of annual meeting and proxy statement and form of proxy are being distributed and made available to the stockholders on or about October 31, 2008 and will be filed with the SEC on October 27, 2008.

MAXIM INTEGRATED PRODUCTS, INC.

120 San Gabriel Drive

Sunnyvale, California 94086

Proxy Statement for Annual Meeting of Stockholders

DECEMBER 15, 2008

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q:	Why am I receiving these materials?

A:

Our board of directors is making these materials available to you on the Internet, or, upon your request, is delivering printed proxy materials to you, in connection with the solicitation of proxies for use at Maxim’s 2008 annual meeting of stockholders, which will take place on December 15, 2008 at 10 a.m. Pacific Time, at our Event Center located at 433 N. Mathilda Avenue, Sunnyvale, California 94086. As a stockholder holding shares of our common stock on October 24, 2008 (the “record date”), you are invited to attend the annual meeting and requested to vote on the proposals described in this proxy statement.

As of the record date, 318,651,273 shares of Maxim’s common stock were issued and outstanding.

Q:	What information is contained in this proxy statement?

A:

The information in this proxy statement relates to the proposals to be voted on at the annual meeting, the voting process, the compensation of our directors and most highly paid executive officers, and certain other information required to be provided by the rules and regulations of the Securities and Exchange Commission (the “SEC”).

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

A:

In accordance with rules recently adopted by the SEC, we may now furnish proxy materials, including this proxy statement and our 2008 Annual Report to Stockholders, to our stockholders by providing access to such documents on the Internet instead of mailing printed copies. On or about October 31, 2008, we are mailing the notice of the Internet availability of proxy materials (the “Notice”) to our stockholders (except those stockholders who previously requested electronic or paper delivery of proxy materials), which includes instructions as to how stockholders may access and review all of the proxy materials on the Internet. The Notice also instructs you as to how you may submit your proxy on the Internet. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials provided in the Notice.

Q:	How do I get electronic access to the proxy materials?

A:	The Notice will provide you with instructions regarding how to:

•	View our proxy materials for the annual meeting on the Internet and vote online; and

•	If desired, instruct us to send our future proxy materials to you electronically by email or by mail.

Q:	I share an address with another stockholder and we only received one copy of the Notice and/or other proxy materials. How may I obtain a separate copy?

A:

Under the procedure approved by the SEC called “householding,” if you have the same address and last name as another stockholder and do not participate in electronic delivery of proxy materials, you may receive only one copy of the Notice, or, if applicable, one copy of any other proxy materials, until you instruct us otherwise. Please note that you will still be able to access the proxy materials on the Internet and vote your shares separately.

If you received a single copy of the Notice or other proxy materials as a result of householding, and you would like to have separate copies of such materials mailed to you, please submit your request either by calling the number provided below or mailing a written request to the address provided below:

Corporate Secretary

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

(408) 470-5606

We will promptly mail a separate copy of this proxy statement upon our receipt of such request. Please note that if you want to receive a paper copy of this proxy statement or other proxy materials, you should follow the instructions included in the Notice.

Q:	What items of business will be voted on at the annual meeting?

A:	The items of business scheduled to be voted on at the annual meeting are:

•	the election of seven directors;

•	the ratification of the appointment of Deloitte & Touche LLP as Maxim’s independent registered public accounting firm for the fiscal year ending June 27, 2009; and

•	approval of our 2008 Employee Stock Purchase Plan with 4,000,000 shares of common stock reserved for issuance thereunder.

In addition, we will consider any other items of business that properly come before the annual meeting.

Q:	What are the requirements for admission to the meeting?

A:

Only stockholders holding shares of Maxim’s common stock as of the record date or their proxy holders and Maxim’s guests may attend the meeting. Admission to the meeting will be on a first-come, first-served basis. Registration and seating will begin at 9:30 a.m. (Pacific Time). Cameras and other video or audio recording devices will not be permitted at the meeting.

If you attend, please note that you may be asked to present valid picture identification, such as a driver’s license or passport. If you hold your shares as a beneficial owner through a brokerage firm, bank, broker-dealer, trustee or nominee, you will need to ask your brokerage firm, bank, broker-dealer, trustee or nominee for an admission card in the form of a legal proxy. You will need to bring the legal proxy with you to the meeting. If you do not receive the legal proxy in time, bring your most recent brokerage statement (reflecting your share ownership as of October 24, 2008, the record date) with you to the meeting. We can use that to verify your ownership of shares of our common stock and admit you to the meeting. However, as discussed more fully under the heading “What is the difference between holding shares as a stockholder of record and as a beneficial owner?”, beneficial owners will not be able to vote their shares at the annual meeting without a legal proxy.

Q:	How does the board of directors recommend that I vote?

A:

Our board of directors recommends that you vote your shares (1) “FOR” each of the nominees to the board of directors, (2) “FOR” the ratification of our independent registered public accounting firm for the 2009 fiscal year, and (3) “FOR” the adoption of our 2008 Employee Stock Purchase Plan.

Q:	How many votes do I have?

A:	For each proposal to be voted on, you have one vote for each share of Maxim’s common stock you own as of the record date, October 24, 2008.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:

Many Maxim stockholders hold their shares through a broker or other nominees rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record: If your shares are registered directly in your name with our transfer agent, Computershare, as of the record date, you are considered, with respect to those shares, the stockholder of record, and the Notice was sent directly to you by Maxim. As the stockholder of record, you have the right to grant your voting proxy directly to Maxim or to vote in person at the annual meeting. If you requested to receive printed proxy materials, Maxim has enclosed or sent a proxy card for you to use. You may also vote on the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”, or by completing and mailing the proxy card if you requested a printed copy of the proxy materials.

Beneficial Owner: If your shares are held in an account at a brokerage firm, bank, broker-dealer, trust or other similar organization, like the vast majority of our stockholders, you are considered the beneficial owner of shares held in street name, and the Notice was forwarded to you by that organization. As the beneficial owner, you have the right to direct your brokerage firm, bank, broker-dealer or trustee how to vote your shares, and you are also invited to attend the annual meeting. Since a beneficial owner is not the stockholder of record, you may not vote your shares in person at the annual meeting unless you obtain a legal proxy from the brokerage firm, bank, broker-dealer, trust or other similar organization that holds your shares giving you the right to vote the shares at the meeting. If you do not wish to vote in person or you will not be attending the annual meeting, you may vote by proxy. You may vote by proxy over the Internet or by telephone, as described in the Notice and below under the heading “How can I vote my shares without attending the annual meeting?”

Q:	How can I vote my shares in person at the annual meeting?

A:

Shares held in your name as the stockholder of record may be voted by you in person at the annual meeting. Shares held beneficially in street name may be voted by you in person at the annual meeting only if you obtain a legal proxy from the brokerage firm, bank, broker-dealer, trustee or nominee that holds your shares giving you the right to vote the shares.

Even if you plan to attend the annual meeting, we recommend that you also submit your proxy or voting instructions as described below so that your vote will be counted if you later decide not to attend the meeting.

Q:	How can I vote my shares without attending the annual meeting?

A:

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the annual meeting. If you are a stockholder of record, you may vote by proxy. You can vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail pursuant to instructions provided on the proxy card. If you hold shares beneficially in street name, you may also vote by proxy over the Internet or by telephone by following the instructions provided in the Notice, or, if you requested to receive printed proxy materials, you can also vote by mail by following the voting instruction card provided to you by your brokerage firm, bank, broker-dealer, trustee or nominee.

Q:	Can I change my vote?

A:

You may change your vote at any time prior to the taking of the vote at the annual meeting. If you are the stockholder of record, you may change your vote by (1) delivering to Maxim’s Corporate Secretary at 120 San Gabriel Drive, Sunnyvale, California 94086 a written notice of revocation or a duly executed proxy bearing a date subsequent to your original proxy prior to the date of the annual meeting, or (2) attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares you hold beneficially in street name, you may change your vote by submitting new voting instructions to your brokerage firm, bank, broker-dealer, trustee or nominee following the instructions they provided, or, if you have obtained a legal proxy from your brokerage firm, bank, broker-dealer, trustee or nominee giving you the right to vote your shares, by attending the annual meeting and voting in person.

Q:	What happens if I deliver a signed proxy without specifying how my shares should be voted?

A:

If you deliver your proxy without instructions and do not later revoke the proxy, the proxy will be voted “FOR” the slate of nominees to the board of directors described in this proxy statement and “FOR” Proposals No. 2 and No. 3. As to any other matter that may properly come before the annual meeting, the proxy will be voted according to the judgment of the proxy holders.

Q:	Is my vote confidential?

A:

Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. An independent tabulator, not Maxim, will count the votes, and your vote will not be disclosed either within Maxim or to third parties, except: (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the results and (3) to facilitate a successful proxy solicitation. Occasionally, stockholders provide on their proxy card written comments, which are then forwarded to Maxim management.

Q:	How many shares must be present or represented to conduct business at the annual meeting?

A:

The quorum requirement for holding the annual meeting and transacting business is that holders of a majority of the voting power of the issued and outstanding common stock of Maxim as of the record date must be present in person or represented by proxy. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum.

Q:	What is the voting requirement to approve each of the proposals?

A:	In the election of directors, the seven nominees receiving the highest number of affirmative “FOR” votes at the annual meeting will be elected.

The affirmative “FOR” vote of a majority of the votes cast on the proposal is required to approve (1) the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 27, 2009, and (2) the adoption of our 2008 Employee Stock Purchase Plan.

Q:	What are my voting choices?

A:

In the election of directors, you may vote “FOR” or “WITHHELD” with regards to all or some of the nominees. Votes “WITHHELD” with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the annual meeting but will have no other legal effect upon election of directors, as the election of a director only requires a plurality of affirmative “FOR” votes.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

Q:	What is the effect of broker non-votes and abstentions?

A:

If you hold shares beneficially in street name and do not provide your broker with voting instructions, your shares may constitute “broker non-votes.” Generally, broker non-votes occur on a matter when a broker is not permitted to vote on that matter without instructions from the beneficial owner and instructions are not given. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered votes cast on that proposal. Thus, broker non-votes will not affect the outcome of any matter being voted on at the meeting, assuming that a quorum is obtained.

Abstentions are considered votes cast and thus have the same effect as votes against the matter. However, in the election of directors, the vote “WITHHOLD AUTHORITY” will have no effect on the outcome as such election only requires a plurality of affirmative “FOR” votes.

Q:	Is cumulative voting permitted for the election of directors?

A:

Yes. You may cumulate your votes for the election of directors. You are entitled to as many votes as equals the number of directors to be elected multiplied by the number of shares held by you, and you may cast all such votes for a single director or distribute such votes among as many candidates who have been properly nominated as you see fit. Please note that the proxy holders may exercise discretionary authority to cumulate votes and to allocate such votes among the seven nominees recommended by the board of directors.

Q:	What happens if additional matters are presented at the annual meeting?

A:

Other than the three items of business described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Mark Casper and Bruce Kiddoo, or any of them, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any reason any of the nominees described in this proxy statement is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the board of directors.

Q:	Who will serve as inspector of elections?

A:	The inspector of elections will be a representative from Broadridge Financial Services. Broadridge Financial Services will tabulate the votes in connection with the annual meeting.

Q:	Who will bear the cost of soliciting votes for the annual meeting?

A:

Maxim will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We will, on request, reimburse brokerage firms and others for their reasonable expenses in forwarding solicitation material to the beneficial owners of our common stock.

Q:	Where can I find the voting results of the annual meeting?

A:	We intend to announce preliminary voting results at the annual meeting and publish final results in our quarterly report on Form 10-Q for the quarter ending December 27, 2008.

Q:	What is the deadline for submission of stockholder proposals for consideration at the 2009 annual meeting?

A:

For proposals other than nomination of director candidates: Pursuant to the SEC Rule 14a-8 promulgated under the Exchange Act of 1934, as amended (the “Exchange Act”), a stockholder proposal will be considered for inclusion in our proxy materials for the 2009 annual meeting only if the Corporate Secretary of Maxim receives the proposal no later July 3, 2009.

Pursuant to the SEC Rule 14a-4 and 14a-5 promulgated under the Exchange Act, a stockholder proposal for consideration before the 2009 annual meeting that is not intended to be included in our proxy materials for the 2009 annual meeting will be considered timely only if the Corporate Secretary of Maxim receives notice of such stockholder proposal no later September 16, 2009. If the Corporate Secretary is not notified of such proposal on or before September 16, 2009, then Maxim’s proxy holders will be permitted to use their discretionary voting authority to vote on such proposal if such proposal is raised at the 2009 annual meeting.

Proposals should be addressed to:

Corporate Secretary

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

Our bylaws also establish an advance notice procedure for stockholders who wish to present a proposal before an annual meeting of stockholders but do not intend for the proposal to be included in our proxy statement.

Our bylaws provide that the only business that may be conducted at an annual meeting is business that is (1) pursuant to Maxim’s proxy materials with respect to such meeting, (2) brought by or at the direction of our board of directors, or (3) brought by a stockholder of Maxim who is a stockholder of record as of the record date who has timely delivered written notice to our Corporate Secretary, which notice must contain the information specified in our bylaws. To be timely for our 2009 annual meeting of stockholders, our Corporate Secretary must receive the written notice, prepared in accordance with our bylaws, at our principal executive offices:

•	not later than the close of business on September 16, 2009, and

•	not earlier than the close of business on August 17, 2009.

In the event that we hold our 2009 annual meeting of stockholders more than 30 days before or 60 days after the one-year anniversary date of the 2008 annual meeting, then notice of a stockholder proposal that is not intended to be included in our proxy statement must be received not later than the close of business on the earlier of the following two dates:

•	the 90th day prior to the 2009 annual meeting, or

•

the 10th day following the day on which public announcement of the meeting date is made (either in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by Maxim with the SEC).

If a stockholder who has notified us of his or her intention to present a proposal at an annual meeting takes any action contrary to the representations made in his or her notice to Maxim’s Corporate Secretary, or if such representations contain an untrue statement of a material statement or omit a material fact, we are not required to present the proposal for a vote at such meeting.

For nomination of director candidates: Stockholders may propose nominees to be eligible for election as directors at the 2009 annual meeting in accordance with the provisions of our bylaws. To properly nominate such a candidate, a stockholder must deliver written notice, prepared in accordance with our bylaws, to Maxim’s Corporate Secretary prior to the deadlines set forth above for stockholder proposals.

Nominations should be addressed to:

Corporate Secretary

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

If a stockholder who has notified us of his or her intention to nominate a director candidate at an annual meeting takes any action contrary to the representations made in his or her notice to Maxim Corporate Secretary, or if such representations contain an untrue statement of a material statement or omit a material fact, we are not required to present the nomination at such meeting.

Copy of Bylaw Provisions: A copy of our bylaws can be found in the Corporate Governance section of Maxim’s corporate website at http://www.maxim-ic.com/company/investor/governance. You may also contact our Corporate Secretary at the address given above for a copy of the relevant bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

* * *

CORPORATE GOVERNANCE AND BOARD OF DIRECTORS MATTERS

Board of Directors

The names, ages and qualifications of each of our directors as of October 1, 2008 are as set forth in the table below. Except as described below, each of the nominees has been engaged in his principal occupation during the past five years. There are no family relationships among any of our directors or executive officers.

Name	Age	Principal Occupation and Business Experience
B. Kipling Hagopian	66

Mr. Hagopian has served as a director of Maxim since 1997. Mr. Hagopian was a founder of Brentwood Associates, a venture capital investment company, and was a General Partner of all of the funds established by Brentwood from inception in 1972 until 1989. He was a General Partner of Brentwood until 1996. He has been a Special Limited Partner of each of the five Brentwood venture funds established since 1989 and is a Special Advisory Partner to Redpoint Ventures I, which is a successor to Brentwood’s information technology funds. Mr. Hagopian is also Chairman and President of Segue Productions, a feature film production company, and a Managing Director of Apple Oaks Partners LLC, a private investment company. Mr. Hagopian serves as the Chairman of Maxim’s board of directors.

Tunc Doluca	50

Mr. Doluca has served as a director of Maxim, as well as the President and Chief Executive Officer, since January 2007. He joined Maxim in October 1984 and served as Vice President from 1994 to 2005. He was promoted to Senior Vice President in 2004 and Group President in May 2005. Prior to 1994, he served in a number of integrated circuit development positions.

James R. Bergman	66

Mr. Bergman has served as a director of Maxim since 1988. Mr. Bergman was a founder and General Partner of DSV Associates since 1974 and a founder and General Partner of its successors, DSV Partners III and DSV Partners IV. These firms provide venture capital and management assistance to emerging companies, primarily in high technology. Since August 1996, Mr. Bergman has been a Limited Partner of Brantley Venture Management, L.P., a General Partner of Brantley Venture Partners III and IV, which are private venture capital partnerships. Since July 1997, he has also served as a Special Limited Partner of Cardinal Health Partners and Cardinal Partners II, which are private venture capital funds.

Joseph R. Bronson	60

Mr. Bronson has served as a director of Maxim since November 2007. Mr. Bronson is President and Chief Operating Officer and a director at Sanmina-SCI, a world wide contract manufacturer, and serves on the board of directors of Jacobs Engineering Group Inc. Before joining Sanmina-SCI, Mr. Bronson served as President and a director of FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards. Mr. Bronson also spent 20 years at Applied Materials in senior level operations management, concluding with the position of Executive Vice President and Chief Financial Officer.

Name	Age	Principal Occupation and Business Experience
Robert E. Grady	50

Mr. Grady has served as a director of Maxim since August 2008. Mr. Grady is a Managing Director at The Carlyle Group, one of the world’s largest private equity firms. He serves as Chairman of Carlyle’s U.S. venture and growth capital group, Carlyle Venture Partners (“CVP”), and on the investment committees of CVP, Carlyle Asia Growth Partners, and Carlyle Europe Technology Partners. Mr. Grady is a member of the board of directors of AuthenTec, Inc. and serves on the board of directors of several privately-held Carlyle portfolio companies. Mr. Grady is a former director, where he served as Chairman from 2006 to 2007, of the National Venture Capital Association. From 1993 to 2000, he was a Partner and Member of the Management Committee at Robertson Stephens & Company. From 1989 to 1993, Mr. Grady served in the White House as Deputy Assistant to the President of the United States of America, as Executive Associate Director of the Office of Management and Budget, and as Associate Director of OMB for Natural Resources, Energy and Science.

William D. Watkins	55

Mr. Watkins has served as a director of Maxim since August 2008. Mr. Watkins is the Chief Executive Officer of Seagate Technology and has been a member of its board of directors since 2000. As Seagate’s President and Chief Operating Officer from June 2000 to July 2004, Mr. Watkins was responsible for the company’s global hard disc drive operations. He joined Seagate in 1996 as part of the company’s merger with Conner Peripherals. While at Conner, he established the Conner Disk Division and managed its success through the merger with Seagate. Mr. Watkins currently serves on the board of directors of the Leukemia and Lymphoma Society and is the Chairman of the board of the Silicon Valley Leadership Group. He also serves as a director at-large of the United Negro College Fund.

A. R. Frank Wazzan	72

Dr. Wazzan has served as a director of Maxim since 1990. Dr Wazzan is Distinguished Professor and Dean Emeritus of the School of Engineering, University of California, Los Angeles. Dr. Wazzan has served as consultant to Douglas Aircraft, Hughes Electrodynamics, North American Rockwell, the U.S. Atomic Energy Commission, Westinghouse Oceanics Division, Honeywell, and the Department of Defense while at Rand Corporation, where he was granted secret, top secret, and critical nuclear weapon design and information (CNWDI) clearances to work on the design of underwater weapon systems, the effect of nuclear radiation on the performance of electronic materials and communication satellites, and methods of hardening boosters and satellites to laser and microwave weapons. Dr. Wazzan is a member of the American Institute of Aeronautics and Astronautics, a Guggenheim Fellow, and a Fellow of the American Nuclear Society. He is recipient of the Gold Medal Award at the First International Meeting on Nuclear Power Plants in Commercial Operations.

Board of Directors Structure and Committee Composition

Currently, there are seven members of the board of directors, consisting of B. Kipling Hagopian, Tunc Doluca, James R. Bergman, Joseph R. Bronson, Robert E. Grady, William D. Watkins and A. R. Frank Wazzan. Mr. Hagopian is the Chairman of the board of directors. From the beginning of fiscal year 2008 through November 15, 2007, the board of directors consisted of five members, Messrs. Hagopian, Doluca, Bergman and Wazzan, and Mr. Peter de Roetth. On November 15, 2007, we increased the size of the board of directors to six and appointed Mr. Bronson to the board. On February 6, 2008, Mr. de Roetth resigned as a director and the remaining five members constituted our board of directors until the size of the board of directors was increased to seven and Messrs. Grady and Watkins joined the board of directors in August 2008.

Our board of directors has the following three standing committees: (1) an Audit Committee, (2) a Compensation Committee, and (3) a Nominating and Governance Committee. Each of the committees operates under a written charter adopted by the board of directors. All of the committee charters are available in our Corporate Governance section of our website at http://www.maxim-ic.com/company/investor/governance. During fiscal year 2008, the board of directors held 13 meetings and acted by written consent 11 times. During fiscal year 2008, with the exception of Mr. de Roetth, each director attended at least 75% of all meetings of the board of directors and applicable committee meetings. Mr. de Roetth’s absence from the meetings of the board of directors was largely attributable to family medical reasons. We encourage our directors to attend our annual meeting of stockholders. In 2005, the last year in which our annual meeting of stockholders was held, all of the then-directors of Maxim attended the annual meeting.

Independence of the Board of Directors

Our board of directors has determined that, with the exception of Mr. Doluca, Maxim’s Chief Executive Officer, all of its members during fiscal year 2008 were, and currently are, “independent directors” as that term is defined in the Marketplace Rules of The NASDAQ Stock Market (“NASDAQ”), including for the purposes of the Audit Committee composition requirements. Such independence definition includes a series of objective tests, including that the director not be an employee of Maxim and not be engaged in certain types of business transactions or dealings with Maxim. In addition, as further required by the NASDAQ rules, the board of directors has made a subjective determination that no relationships exist between Maxim and each director which, in the opinion of the board of directors, would interfere with the exercise of independent judgment in carrying out his responsibilities as director. The independent directors will meet regularly in executive session, without members of management present.

Audit Committee and Audit Committee Financial Expert

The Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act, is currently comprised of Messrs. Bergman, Bronson and Watkins, each of whom is independent within the meaning of the NASDAQ director independence standards as currently in effect. Since October 2008, Mr. Bronson has been the Chairman of the Audit Committee. Prior to Mr. Bronson’s appointment as Chairman of the Audit Committee, Mr. Bergman served as Chairman of the Audit Committee since March 1, 2007. The board of directors has determined that Mr. Bronson is an “audit committee financial expert” as defined under the rules of the SEC. The Audit Committee has a written charter adopted on June 8, 2000 and most recently amended on April 6, 2007. During most of fiscal year 2008, Mr. Hagopian was a member of the Audit Committee, but he resigned from the Audit Committee in May of 2008 due to time limitations and Mr. Bronson was appointed to fill the vacancy.

The Audit Committee oversees the accounting, financial reporting and audit processes of Maxim’s financial statements. In accordance with the Audit Committee Charter, the Audit Committee appoints Maxim’s independent registered public accounting firm and is primarily responsible for approving the services performed by Maxim’s independent auditors and for reviewing and evaluating Maxim’s accounting principles and its system of internal controls.

Compensation Committee

The Compensation Committee is currently comprised of Messrs. Bergman, Grady and Wazzan, each of whom is independent within the meaning of the NASDAQ director independence standards as currently in effect. Since March 2007, Mr. Wazzan has been the Chairman of the Compensation Committee. Among other tasks, the Compensation Committee (i) annually reviews and approves corporate goals and objectives relevant to the compensation of the Chief Executive Officer and annually reviews and evaluates Maxim’s Chief Executive Officer against such approved goals and objectives, (ii) in consultation with the Chief Executive Officer, reviews and approves the compensation of our officers, (iii) administers our 1996 Stock Incentive Plan, (iv) makes recommendations to the board of directors with respect to compensation of our directors and committee members, (v) prepares the Compensation Discussion and Analysis and issues the Compensation Committee Report in accordance with the regulations of the SEC to be included in Maxim’s proxy statement or annual report on Form 10-K, and (vi) performs such functions regarding compensation as the board of directors may delegate.

Pursuant to its charter, on June 30, 2007, the Compensation Committee established a two-person sub-committee that is comprised of two directors on the Compensation Committee, which sub-committee is referred to as the Equity Grant Sub-Committee. The Equity Grant Sub-Committee’s purpose is to make equity awards under Maxim’s Equity Award Grant Policy.

Nominating and Governance Committee

The Nominating and Governance Committee (the “Governance Committee”) is currently comprised of Messrs. Grady and Hagopian. During fiscal year 2008, the Governance Committee included two additional members, Mr. Bergman and Mr. de Roetth. Each of the members of the Governance Committee is independent within the meaning of the NASDAQ director independence standards, as currently in effect. Among other tasks, the Governance Committee assists the board of directors by identifying and recommending prospective director candidates, developing and recommending to the board of directors the governance principles applicable to Maxim and overseeing the evaluation of the board of directors and the board of directors’ evaluation of management.

The Governance Committee is responsible for regularly assessing the appropriate size of the board of directors and whether any vacancies on the board of directors are expected, due to retirement or otherwise. In the event of any anticipated vacancy, the Governance Committee has the policy of considering all bona fide candidates from all relevant sources, including the contacts of current directors, professional search firms, stockholders and other persons.

In reviewing potential candidates for the board of directors, the Governance Committee considers the individual’s experience in the semiconductor industry, the general business or other experience of the candidate, the needs of Maxim for an additional or replacement director, the personality of the candidate, and the candidate’s interest in the business of Maxim, as well as numerous other subjective criteria. While the board has not established specific minimum qualifications for director candidates, the board of directors believes that such candidates must contribute to the goal of maintaining a board that is (1) independent, (b) of high integrity, (c) composed of directors with qualifications that increase the effectiveness of the board of directors and (d) compliant with the requirements of applicable rules of NASDAQ and the SEC.

Nominations of Director Candidates by Stockholders

Maxim stockholders may nominate a director candidate (1) at any annual meeting of stockholders in accordance with our bylaws, the procedure for which is more fully set forth in the Questions and Answers section of this proxy statement under the heading “What is the deadline for submission of stockholder proposals for consideration at the 2009 annual meeting?”, (2) at any special meeting of stockholders in accordance with our bylaws, and (3) by submitting their recommendations to the Governance Committee in accordance with our Corporate Governance Guidelines.

Maxim’s Corporate Governance Guidelines, together with Maxim’s Certificate of Incorporation, Bylaws and charters of committees of the board of directors, form the framework for the corporate governance of Maxim. Maxim’s Corporate Governance Guidelines is available in the Corporate Governance section of Maxim’s website at http://www.maxim-ic.com/company/investor/governance. Pursuant to our Corporate Governance Guidelines, our board of directors will consider all bona fide director candidates nominated by stockholders of Maxim.

More specifically, the board of directors has established the following procedures by which stockholders may submit nominations of director candidates for consideration by the Governance Committee and the board of directors:

•

To nominate a director candidate for consideration by the Governance Committee, a stockholder must have held at least 100,000 shares of Maxim for at least twelve (12) consecutive months leading up to the date of the recommendation and must notify the Governance Committee by writing to the General Counsel of Maxim.

•	The stockholder’s notice shall set forth the following information:

(i) To the extent reasonably available, information relating to such director nominee as would be required to be disclosed in a proxy statement pursuant to Regulation 14A under the Exchange Act, in which such individual is a candidate for election to the board of directors;

(ii) The director nominee’s written consent to (1) if selected by the Governance Committee as a director candidate, be named in Maxim’s proxy statement and proxy, and (2) if elected, serve on the board of directors; and

(iii) Any other information that such stockholder believes is relevant in considering the director nominee.

Stockholder recommendations to the Governance Committee or the board of directors should be sent to:

General Counsel

Maxim Integrated Products, Inc.

120 San Gabriel Drive

Sunnyvale, CA 94086

For purposes of nominating a director candidate to be considered at an annual meeting, it is unnecessary to send recommendations to the board of directors or the Governance Committee. Instead, a stockholder wishing to nominate a director candidate at an annual meeting must follow the procedures set forth in our bylaws, including providing written notice prepared in accordance with our bylaws to Maxim’s Corporate Secretary. For more detailed information on nomination requirements at an annual meeting, please see the Questions and Answers section of this proxy statement under the heading “What is the deadline for submission of stockholder proposals for consideration at the 2009 annual meeting?”

Compensation Committee Interlocks and Insider Participation

No member of Maxim’s Compensation Committee is, or ever has been, an executive officer or employee of Maxim or any of its subsidiaries. No interlocking relationship exists, or during fiscal year 2008 existed, between Maxim’s board of directors or Compensation Committee and the board of directors or compensation committee of any other company.

Outside Advisors

Our board of directors and each of its committees may retain outside advisors and consultants of their choosing at our expense. The board of directors need not obtain management’s consent to retain outside advisors.

Board Effectiveness

Our board of directors performs an annual self-assessment to evaluate its effectiveness in fulfilling its obligations. For fiscal year 2008, this assessment was held in August 2008.

Communication between Stockholders and Directors

Maxim’s board of directors currently does not have a formal process for stockholders to send communications to the board of directors. Nevertheless, steps are taken to ensure that the views of stockholders are heard by the board of directors or individual directors, as applicable, and that appropriate responses are provided to stockholders on a timely basis. The board of directors does not recommend that formal communication procedures be adopted at this time because it believes that informal communications are sufficient to communicate questions, comments and observations that could be useful to the board of directors. However, stockholders wishing to formally communicate with the board of directors may send communications directly to B. Kipling Hagopian, Chairman of the board of directors, c/o Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, California 94086.

Common Stock

Maxim common stock is currently traded on the NASDAQ Global Market under the symbol “MXIM.”

Headquarters Information

Our headquarters are located at 120 San Gabriel Drive, Sunnyvale, California 94086 and the telephone number at that location is (408) 737-7600.

Code of Business Conduct and Ethics

We have a Code of Business Conduct and Ethics (the “Code of Ethics”), which applies to all directors and employees, including but not limited to our principal executive officer, principal financial officer and principal accounting officer. The Code of Ethics is designed to promote: (i) honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest arising from personal and professional relationships, (ii) full, fair, accurate, timely and understandable disclosure in reports and documents that we are required to file with the SEC and in other public communications, (iii) compliance with applicable governmental laws, rules and regulations, (iv) the prompt internal reporting of violations of the Code of Ethics to an appropriate person or entity, and (v) accountability for adherence to the Code of Ethics. A copy of Code of Ethics is available on our website at http://www.maxim-ic.com/company/policy. A hard copy of the Code of Ethics will be sent free of charge upon request.

Director Compensation

The following table shows certain information regarding director compensation for the fiscal year ended June 28, 2008 (except as otherwise noted):

Director Compensation for Fiscal Year 2008

Name	Fees earned or paid in cash ($)		Restricted Stock Unit Awards ($)(1)	Option Awards ($)(2)		All other compensation ($)		Total ($)
James R. Bergman	62,000		—	181,984	(3)	54,043	(4)	298,027
Joseph Bronson	90,500	(5)	14,355	62,428				167,283
Michael J. Byrd	12,500		—	88,210		193,867	(4)(6)	294,577
Peter de Roetth	27,000	(7)	—	207,644		—		234,644
B. Kipling Hagopian	62,000		—	181,984	(3)	—		243,984
A.R. Frank Wazzan	62,000		—	181,984	(3)	—		243,984

(1)

Reflects the dollar amount of stock-based compensation expense recognized for financial statement reporting purposes for restricted stock unit awards in accordance with SFAS 123(R), granted to the director in fiscal year 2008, and disregarding an estimate of forfeitures related to service-based vesting conditions. Mr. Bronson was awarded 2,000 restricted stock units (“RSUs”) on December 4, 2007 in connection with his appointment to the board of directors effective November 15, 2007; the grant date fair value of the award was $46,340 disregarding an estimate of forfeitures. The assumptions used in the valuation of these awards are set forth in Note 3, “Stock-Based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

(2)

Reflects the dollar amount of stock-based compensation expense recognized for financial statement reporting purposes in accordance with SFAS 123(R) for (i) option awards, whether granted in fiscal year 2008 or in prior fiscal years and (ii) compensation charges incurred in connection with the extension of the term of certain options (see immediately following note) and disregarding an estimate of forfeitures related to service-based vesting conditions. Mr. Bronson was awarded 48,000 stock options on December 4, 2007 in connection with his appointment to the board of directors effective November 15, 2007; the grant date fair value of the award was $434,885 disregarding an estimate of forfeitures. The assumptions used in the valuation of these awards are set forth in Note 3, “Stock-Based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

(3)

Reflects non-cash compensation expense in connection with the extension of the five-year term of certain stock options by an additional two-years. Specifically, the term of one stock option exercisable for 6,000 shares and the term of three stock options exercisable for 12,000 shares of common stock per grant held by Mr. Bergman, Mr. Hagopian and Dr. Wazzan were each extended by two years in connection with their board service. The extension was made because certain of the options could not be exercised before their expiration dates due to Maxim’s equity exercise suspension resulting from its historical stock option review and delay in filing its periodic reports with the SEC.

(4)

Reflects $54,043 and $21,617 premium for medical insurance coverage, for Messrs. Bergman and Byrd, respectively, which is also offered to each member of the board of directors in connection with their board service.

(5)	Includes $50,000 that was paid for Special Committee service.

(6)

Includes $172,250 consulting fees paid to Mr. Byrd for specific projects performed for us in accordance with the terms of his consulting agreement entered into with Maxim in August 2007. Mr. Byrd resigned from the board of directors on August 29, 2007. The fees were paid to Mr. Byrd in fiscal year 2008 for services rendered in fiscal years 2007 and 2008.

(7)	Mr. de Roetth resigned from the board of directors on February 6, 2008.

The type and aggregate number of outstanding equity awards held by each of the directors serving at June 28, 2008 are as follows:

Mr. Bergman	72,000 stock options
Mr. Bronson	48,000 stock options; 1,500 unvested RSUs
Mr. Hagopian	72,000 stock options
Dr. Wazzan	80,000 stock options

During the fiscal year ended June 28, 2008, each non-employee member of the board of directors was paid an annual retainer of $50,000 payable in quarterly installments of $12,500. In addition, each non-employee director was paid an annual retainer in the amount of (i) $4,000 for services provided as a member of the Compensation Committee of the board of directors, and (ii) $8,000 for services provided as a member of the Audit Committee of the board of directors, each payable in equal quarterly installments. Mr. Bronson, in his capacity as a member of the Special Committee that investigated certain issues with respect to the exercise of stock options using cash as well as the payment of an officer’s performance bonus to a charitable organization at the officer’s request, was paid $50,000 during fiscal year 2008 for his extra-ordinary services. Maxim reimburses each director for reasonable expenses incurred in attend meetings of the board of directors or its committees. In addition, Maxim makes medical insurance coverage available to each non-employee director in connection with each individual’s service as a director of Maxim.

Non-employee directors participate in the 1996 plan. However, in fiscal year 2008 Maxim did not grant stock options or other equity awards to the non-employee directors with the exception of an award to Mr. Bronson in connection with his appointment to the board of directors on November 15, 2008. Specifically, on December 4, 2007, Mr. Bronson was granted 48,000 stock options vesting over 16 quarters and 2,000 restricted stock units vesting over 8 quarters.

In October 2007, the board of directors extended the five-year term of one stock option exercisable for 6,000 shares and three stock options exercisable for 12,000 shares of common stock per grant (42,000 shares each) that were granted to Mr. Bergman, Mr. Hagopian and Dr. Wazzan in 2002, 2003 and 2004 in connection with their service on the board of directors. The term of each of these options was extended by two years.

* * *

PROPOSAL NO. 1

ELECTION OF DIRECTORS

The Nominating and Corporate Governance Committee (the “Governance Committee”) recommended, and the board of directors nominated, B. Kipling Hagopian, Tunc Doluca, James R. Bergman, Joseph R. Bronson, Robert E. Grady, William D. Watkins and A. R. Frank Wazzan as nominees for election as members of our board of directors at the 2008 annual meeting. Except as set forth below, unless otherwise instructed, the persons appointed as proxy holders in the accompanying form of proxy will vote the proxies received by them for such nominees, who are all presently directors of Maxim. Three of the nominees were elected directors by a vote of the stockholders at the last annual meeting of stockholders which was held on November 10, 2005. The other four nominees, Messrs. Bronson, Doluca, Grady and Watkins, were appointed to the board of directors to fill vacancies on the board of directors in January 2007, November 2007, August 2008 and August 2008, respectively. Mr. Doluca was unanimously appointed to the board of directors upon the retirement of our prior Chief Executive Officer. Mike Byrd, a former member of our board of directors, identified and recommended Mr. Bronson to the Governance Committee as a potential candidate to join our board and to chair the audit committee. Mr. Hagopian, our Chairman, identified and recommended Mr. Grady to our Governance Committee as a potential candidate to join our board. Korn Ferry, an executive search firm retained by the board of directors, initially recommended Mr. Watkins to our Governance Committee as a potential candidate to join our board. Upon such initial recommendation, the Governance Committee made a formal recommendation to the board of directors that each be appointed to the board.

In the event that any nominee becomes unavailable or unwilling to serve as a member of our board of directors, the proxy holders will vote in their discretion for a substitute nominee. The term of office of each person elected as a director will continue until the next annual meeting or until a successor has been elected and qualified, or until the director’s earlier death, resignation or removal.

Each stockholder voting in person or by proxy in the election of directors is entitled to cumulate such stockholder’s votes. Each stockholder who elects to cumulate votes shall be entitled to as many votes as equals the number of directors to be elected multiplied by the number of shares held by such stockholder, and the stockholder may cast all such votes for a single director or distribute such votes among as many candidates who have been properly placed in nomination as the stockholder may see fit. The proxy holders may exercise discretionary authority to cumulate votes and to allocate such votes among the seven nominees recommended by the board of directors.

The name, age and certain biographical information regarding each nominee are set forth below. There are no family relationships among any directors or executive officers of Maxim.

Name	Age	Director Since
B. Kipling Hagopian	66	1997
Tunc Doluca	50	2007
James R. Bergman	66	1988
Joseph R. Bronson	60	2007
Robert E. Grady	50	2008
William D. Watkins	55	2008
A. R. Frank Wazzan	72	1990

Mr. Hagopian has served as a director of Maxim since 1997. Mr. Hagopian was a founder of Brentwood Associates, a venture capital investment company, and was a General Partner of all of the funds established by Brentwood from inception in 1972 until 1989. He was a General Partner of Brentwood until 1996. He has been a Special Limited Partner of each of the five Brentwood venture funds established since 1989 and is a Special Advisory Partner to Redpoint Ventures I, which is a successor to Brentwood’s information technology funds.

Mr. Hagopian is also Chairman and President of Segue Productions, a feature film production company, and a Managing Director of Apple Oaks Partners LLC, a private investment company. Mr. Hagopian serves as Chairman of Maxim’s board of directors.

Mr. Doluca has served as a director of Maxim, as well as the President and Chief Executive Officer, since January 2007. He joined Maxim in October 1984 and served as Vice President from 1994 to 2005. He was promoted to Senior Vice President in 2004 and Group President in May 2005. Prior to 1994, he served in a number of integrated circuit development positions.

Mr. Bergman has served as a director of Maxim since 1988. Mr. Bergman was a founder and General Partner of DSV Associates since 1974 and a founder and General Partner of its successors, DSV Partners III and DSV Partners IV. These firms provide venture capital and management assistance to emerging companies, primarily in high technology. Since August 1996, Mr. Bergman has been a Limited Partner of Brantley Venture Management, L.P., a General Partner of Brantley Venture Partners III and IV, which are private venture capital partnerships. Since July 1997, he has also served as a Special Limited Partner of Cardinal Health Partners and Cardinal Partners II, which are private venture capital funds.

Mr. Bronson has served as a director of Maxim since November 2007. Mr. Bronson is President and Chief Operating Officer and a director at Sanmina-SCI, a world wide contract manufacturer, and serves on the board of directors of Jacobs Engineering Group Inc. Before joining Sanmina-SCI, Mr. Bronson served as President and a director of FormFactor, Inc., a manufacturer of advanced semiconductor wafer probe cards. Mr. Bronson also spent 20 years at Applied Materials in senior level operations management, concluding with the position of Executive Vice President and Chief Financial Officer.

Mr. Grady has served as a director of Maxim since August 2008. Mr. Grady is a Managing Director at The Carlyle Group, one of the world’s largest private equity firms. He serves as Chairman of Carlyle’s U.S. venture and growth capital group, Carlyle Venture Partners (“CVP”), and on the investment committees of CVP, Carlyle Asia Growth Partners, and Carlyle Europe Technology Partners. Mr. Grady is a member of the board of directors of AuthenTec, Inc. and serves on the board of directors of several privately-held Carlyle portfolio companies. Mr. Grady is a former director, where he served as Chairman from 2006 to 2007, of the National Venture Capital Association. From 1993 to 2000, he was a Partner and Member of the Management Committee at Robertson Stephens & Company. From 1989 to 1993, Mr. Grady served in the White House as Deputy Assistant to the President of the United States of America, as Executive Associate Director of the Office of Management and Budget, and as Associate Director of OMB for Natural Resources, Energy and Science.

Mr. Watkins has served as a director of Maxim since August 2008. Mr. Watkins is the Chief Executive Officer of Seagate Technology and has been a member of its board of directors since 2000. As Seagate’s President and Chief Operating Officer from June 2000 to July 2004, Mr. Watkins was responsible for the company’s global hard disc drive operations. He joined Seagate in 1996 as part of the company’s merger with Conner Peripherals. While at Conner, he established the Conner Disk Division and managed its success through the merger with Seagate. Mr. Watkins currently serves on the board of directors of the Leukemia and Lymphoma Society and is the Chairman of the board of the Silicon Valley Leadership Group. He also serves as a director at-large of the United Negro College Fund.

Dr. Wazzan has served as a director of Maxim since 1990. Dr Wazzan is Distinguished Professor and Dean Emeritus of the School of Engineering, University of California, Los Angeles. Dr. Wazzan has served as consultant to Douglas Aircraft, Hughes Electrodynamics, North American Rockwell, the U.S. Atomic Energy Commission, Westinghouse Oceanics Division, Honeywell, and the Department of Defense while at Rand Corporation, where he was granted secret, top secret, and critical nuclear weapon design and information (CNWDI) clearances to work on the design of underwater weapon systems, the effect of nuclear radiation on the performance of electronic materials and communication satellites, and methods of hardening boosters and satellites to laser and microwave weapons. Dr. Wazzan is a member of the American Institute of Aeronautics and

Astronautics, a Guggenheim Fellow, and a Fellow of the American Nuclear Society. He is recipient of the Gold Medal Award at the First International Meeting on Nuclear Power Plants in Commercial Operations.

Required Vote

The seven nominees receiving the highest number of affirmative “FOR” votes shall be elected as directors. Unless marked to the contrary, proxies received will be voted “FOR” these nominees.

Recommendation

Our board of directors recommends a vote “FOR” the election to the board of directors of each of the foregoing nominees.

* * *

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the board of directors has appointed Deloitte & Touche LLP as the independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending June 27, 2009. During fiscal year 2008, Deloitte & Touche LLP served as our independent registered public accounting firm and also provided certain tax and audit-related services. See the information provided in this proxy statement under the heading “Independent Public Accountants.” Notwithstanding its selection, the Audit Committee, in its discretion, may appoint another independent registered public accounting firm at any time during the year if the Audit Committee believes that such a change would be in the best interests of Maxim and its stockholders. If the appointment is not ratified by our stockholders, the Audit Committee may consider whether it should appoint another independent registered public accounting firm. Representatives of Deloitte & Touch LLP are expected to attend the annual meeting, where they will be available to respond to appropriate questions and, if they desire, to make a statement.

Required Vote

Ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 27, 2009 requires the affirmative “FOR” vote of a majority of the votes cast on the proposal. Unless marked to the contrary, proxies received will be voted “FOR” ratification of the appointment of Deloitte & Touche LLP.

Recommendation

Our board of directors recommends a vote FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending June 27, 2009.

* * *

PROPOSAL NO. 3

APPROVAL OF MAXIM’S 2008 EMPLOYEE STOCK PURCHASE PLAN

In October 2008, Maxim’s board of directors approved the adoption of a new employee stock purchase plan titled “the 2008 Employee Stock Purchase Plan” (the “ESP Plan”). Maxim’s prior employee stock purchase plan, titled the 1987 Employee Stock Participation Plan, expired in August 2007. The ESP Plan has 4,000,000 shares reserved for issuance thereunder. Maxim’s stockholders are being asked to ratify and approve the ESP Plan, including the number of shares reserved for issuance under it.

Maxim believes that substantial equity participation by employees is important in creating an environment in which employees will be motivated to remain employed and be productive for long periods of time. Maxim further believes that the attraction, retention and motivation of highly qualified personnel are essential to Maxim’s continued growth and success and that incentive plans, such as the ESP Plan, are necessary for Maxim to remain competitive in its compensation practices. In addition, Maxim believes that the ESP Plan (and other equity incentives) are an effective way to assure alignment of employees’ and stockholders’ interests and believe all such equity incentives are in the best interest of the stockholders. In August 2007, the term of Maxim’s former employee stock purchase plan expired, and prior to that, Maxim was required to suspend participation by employees in the employee stock participation plan starting on September 2006 as a result of not being current with its periodic filings with the SEC.

As of the date of this Proxy Statement, no employee or officer of Maxim has been granted any rights to purchase stock under the ESP Plan prior to stockholder approval of the ESP Plan. The benefits to be received by Maxim’s employees and officers pursuant to the ESP Plan are not determinable at this time.

Required Vote

Ratification and approval of the ESP Plan requires the approval of a majority of the shares represented in person or by proxy and voting at the Annual Meeting. A general description of the principal terms of the ESP Plan approved by the board of directors and the purpose of the ESP Plan is set forth below. Unless otherwise marked, all properly signed and returned proxies will be voted FOR Proposal No. 3.

Recommendation

Our board of directors recommends a vote “FOR” the adoption of Maxim’s 2008 Employee Stock Purchase Plan.

The following summary of certain provisions of the ESP Plan is qualified in its entirety by reference to the ESP Plan, a copy of which is attached as Appendix A to this Proxy Statement. Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the ESP Plan.

Summary of Material Features of the ESP Plan

Eligible Employees

All employees of Maxim and its subsidiaries designated by the committee appointed by the board of directors to administer the ESP Plan (the “Committee”) will be eligible to participate in the ESP Plan. However, the Committee may exclude from participation (i) a group of certain highly compensated employees, (ii) employees who have been employed by Maxim or any subsidiary for less than two years, (iii) employees whose customary employment is for not more than five months in any calendar year, and (iv) employees who customarily work 20 hours per week or less.

Notwithstanding the foregoing, no employee shall be eligible for participation under the ESP Plan if, immediately after such grant, that employee would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of Maxim or of any affiliate of Maxim (including any stock which such employee may purchase under all outstanding rights and options). In addition, no employee will be permitted to purchase stock under all employee stock participation plans, including the ESP Plan, of Maxim and its affiliates (x) at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted) for any calendar year in which the right is outstanding at any time or (y) 1,600 shares of stock in an offering period, whichever is less.

Participation

The Committee has the power from time to time to grant or provide for the grant of rights to purchase stock of Maxim under the ESP Plan to eligible employees (an “Offer”) on a date or dates (the “Offer Date(s)”) identified in the ESP Plan. Each Offer will be in such form and will contain such terms and conditions as the Committee deems appropriate, except that each Offer must include the substance of the required provisions of the ESP Plan, which are described below. Each Offer will be outstanding for approximately 12 months (the “Offer Period”) and there will be overlapping Offer Periods.

An eligible employee becomes a participant in an Offer by delivering written enrollment form to Maxim, within the time specified in each Offer, authorizing payroll deductions of up to a maximum percentage of 25% of his or her Eligible Compensation (as defined in the ESP Plan) during the Offer Period. All payroll deductions made for a participant are credited to his or her account under the ESP Plan and are deposited with the general funds of Maxim. The purchase price of the shares is accumulated by payroll deductions (or direct payments, if permitted) over the Offer Period. At any time during the Offer Period, a participant may terminate his or her payroll deductions, but a participant may not increase, reduce or begin such payroll deductions after the beginning of any Offer Period.

Purchase of Stock

The purchase dates will occur on the last business day immediately preceding the last Saturday in May and November (each a “Purchase Date”). On each Purchase Date, the balance in each participant’s account will be applied to the purchase of whole shares of stock of Maxim. No fractional shares shall be issued upon the exercise of rights granted under the ESP Plan. The amount remaining in each participant’s account after the purchase of shares that is less than the amount required to purchase one share of stock on the last Purchase Date of a Offer Period shall be held in each such participant’s account for the purchase of shares during the next Offer Period under the ESP Plan, unless such participant withdraws from the next Offer or is no longer eligible to be granted rights under the ESP Plan, in which case such amount is distributed to the participant after the Purchase Date, without interest.

Purchase Price

The purchase price per share of stock acquired pursuant to the ESP Plan will be the lesser of: (1) 85% of the fair market value per share of such stock on the Offer Date and (2) 85% of the fair market value per share of such stock on the Purchase Date.

Withdrawal

A participant may withdraw from an Offer by terminating his or her payroll deductions and by delivering to Maxim a written notice of withdrawal from the Offer. Such withdrawal may be elected at any time prior to the end of the applicable Offer Period. Upon any withdrawal from an Offer by the employee, Maxim will distribute to the employee his or her accumulated payroll deductions (reduced for prior purchases) without interest, and such employee’s interest in the Offer will be automatically terminated. Upon such withdrawal from an Offer, the employee is not entitled to participate again in such Offer or in the next Offer immediately following such Offer. Thereafter, such withdrawing employee will be eligible to participate in subsequent Offers under the ESP Plan. Any such employee participating in a new Offer after his or her withdrawal from an Offer will be required to timely submit a new enrollment form.

Termination of Employment

Rights granted pursuant to any Offer under the ESP Plan shall terminate immediately upon cessation of an employee’s employment for any reason, and Maxim shall promptly distribute to such employee all of his or her accumulated payroll deductions (reduced for prior purchases), without interest.

No transferability

Rights granted under the ESP Plan are not transferable by a participating employee other than by will or the laws of descent and distribution and are exercisable during such participating employee’s lifetime only by him or her.

Adjustments upon Changes in Stock or Change in Control

If (i) Maxim shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of Maxim or its subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of Maxim, or any distribution to holders of common stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Plan, then the Committee may take any necessary actions to preserve to the participating employees’ rights substantially proportionate to the rights existing prior to such event. Such actions may include, without limitation, adjustments in the number and kind of shares subject to the Plan and the purchase price of such shares under the Plan.

Notwithstanding any other provision of the Plan, if Maxim’s common stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (the “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the participating employee’s payroll account not yet invested may be refunded to the participating employee, and such participating employee will have no further rights or benefits under the Plan, (ii) an amount equal to the product of the fair market value of a share on the date of the Triggering Event multiplied by the number of shares such participating employee would have been able to purchase with the balance of his or her payroll account on the date of such Triggering Event may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued.

Amendment, Suspension and Termination of the ESP Plan.

The board of directors may at any time and for any reason amend, suspend or terminate the ESP Plan. However, any amendment of the ESP Plan shall require stockholder approval if such approval would be required under applicable law or regulation.

Federal Income Tax Consequences.

The following summarizes only the federal income tax consequences of participation under the ESP Plan based upon federal income tax laws in effect on the date of this proxy statement. This summary does not purport to be complete, and does not discuss any non-U.S., state or local tax consequences. In addition, the discussion does not address tax consequences which may vary with, or are contingent on, a participant’s individual circumstances. Each participant in the ESP Plan is strongly urged to consult with his or her tax advisor regarding participation in the ESP Plan.

The ESP Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code (except to comply with applicable foreign or local law). Under these provisions, no income will be taxable to a participant at the time of grant of the option or purchase of shares. Amounts deducted from a participant’s pay under the ESP Plan are part of the employee’s regular compensation and remain subject to federal, state and local income and employment withholding taxes.

Upon disposition of the shares, the participant will generally be subject to tax, the amount of which will depend upon the participant’s holding period. If the participant disposes of his or her shares more than two years after the date of option grant and more than one year after the purchase of the shares, the lesser of (1) 15% of the fair market value of the shares on the date the option was granted or (2) the excess (or zero if there is no excess) of the fair market value of the shares on the date of the disposition of the shares over the purchase price will be treated as ordinary income, and any further gain will be treated as long-term capital gain. If the participant disposes of the shares before the expiration of these holding periods, the excess of the fair market value of the shares on the exercise date over the purchase price will be treated as ordinary income, and any further gain or loss on such disposition will be long-term or short-term capital gain or loss, depending on the holding period.

There currently is no income tax withholding required upon the purchase or disposition of the shares by a participant. However, in the future, a participant may be subject to employment tax withholding (e.g., Social Security and Medicare) at the time of purchase. The United States Internal Revenue Service issued proposed regulations which, if adopted, would subject a participant to withholding for Social Security and Medicare (not including income tax) at the time of purchase based upon the difference between the fair market value of the shares on the date of purchase and the purchase price of the shares. These proposed regulations, if adopted, would be effective only for purchases made under the ESP Plan two years after the regulations are issued in final form.

Maxim is not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income reported by participants upon disposition of shares within two years from date of grant or within one tax year of the date of purchase. Maxim is required to report to the United States Internal Revenue Service any ordinary income recognized by a participant as a result of a disposition if such information is available to Maxim. In the future, Maxim may be required to withhold (from a participant’s salary) the amount due as taxes on such ordinary income.

* * *

Security Ownership of Certain Beneficial Owners, Directors and Management

The following table sets forth certain information regarding the ownership of Maxim’s common stock as of July 1, 2008 by: (i) each current director; (ii) each current named executive officer; (iii) all executive officers and directors as a group; and (iv) all those known by Maxim to be beneficial owners of more than five percent of its common stock. The number of shares beneficially owned is determined under the rules of the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose.

	Beneficial Ownership(1)
Beneficial Owner	Number of Shares	Percent of Total
Capital World Investors(2)(3)	38,085,100	11.9%
Capital Research Global Investors(2)(4)	27,113,400	8.5%
Fidelity Management & Research Company LLC(5)	23,116,980	7.2%
Dodge & Cox(6)	16,335,000	5.1%
James R. Bergman, Director(7)	229,000	*
A. R. Frank Wazzan, Director(8)	142,800	*
B. Kipling Hagopian, Director(9)	118,360	*
Joseph Bronson, Director(10)(16)	9,750	*
Tunc Doluca, President, Chief Executive Officer and Director(11)(16)	1,725,684	*
Richard C. Hood, Vice President(12)(16)	1,435,562	*
Vijay Ullal, Group Vice President(13)(16)	1,186,045	*
Pirooz Parvarandeh, Group Vice President(14)(16)	956,982	*
Alan P. Hale, Vice President, Interim Chief Financial Officer and Principal Accounting Officer(15)(16)	147,975	*
All executive officers and directors as a group (13 persons)(17)	6,806,880	2.1%

*	Less than one percent

(1)

This table is based upon information supplied by officers, directors, principal stockholders and Maxim’s transfer agent, and contained in Schedules 13G filed with the SEC. Unless otherwise indicated, the address of each person or entity listed is c/o Maxim Integrated Products, Inc., 120 San Gabriel Drive, Sunnyvale, California 94086. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 320,553,460 shares outstanding on July 1, 2008 adjusted as required under rules promulgated by the SEC.

(2)

Based solely on information provided by Capital Research and Management Company (“CRMC”) in a Schedule 13G/A filed with the SEC on February 8, 2008. Capital Research Global Investors (“CRGI”) and Capital World Investors (“CWI”) are divisions of CRMC which manages equity assets for various investment companies through its divisions, CRGI and CWI. These divisions generally function separately from each other with respect to investment research activities and they make investment decisions and proxy decisions for the investment companies on a separate basis. The investment operations of CRGI and CWI are such that beneficial ownership should be attributed to CRGI and CWI separately from each other.

(3)

Based solely on information provided by CWI in a Schedule 13G/A filed with the SEC on February 12, 2008. CWI does not own any shares of Maxim for its own account; the shares reported are owned by accounts under the discretionary investment management of CWI. CWI has no voting power and sole dispositive power over all shares shown. The address of CWI is 333 South Hope Street, Los Angeles, CA 90071.

(4)

Based solely on information provided by CRGI in a Schedule 13G/A filed with the SEC on February 12, 2008. CRGI does not own any shares of Maxim for its own account; the shares reported are owned by accounts under the discretionary investment management of CRGI. CRGI has no voting power and sole dispositive power over all shares shown. The address of CRGI is 333 South Hope Street, Los Angeles, CA 90071.

(5)

Based solely on information provided by Fidelity Management & Research Company LLC (“FMR LLC”) in a Schedule 13G/A filed with the SEC on February 14, 2008. The address of FMR LLC is 82 Devonshire Street, Boston, MA 02109.

(6)

Based solely on information supplied by Dodge & Cox in a Schedule 13G filed with the SEC on February 13, 2008. The address of Dodge & Cox is 555 California Street, 40th Floor, and San Francisco, CA 94104.

(7)

Includes (i) 54,000 shares subject to options exercisable within 60 days of July 1, 2008 and (ii) 41,000 shares held by the Bergman Family Foundation for which Mr. Bergman disclaims beneficial ownership.

(8)	Includes 62,000 shares subject to options exercisable within 60 days of July 1, 2008.

(9)	Includes (i) 54,000 shares subject to options exercisable within 60 days of July 1, 2008 and (ii) 2,000 shares held by a family foundation for which Mr. Hagopian disclaims beneficial ownership.

(10)	Includes (i) 9,000 shares subject to options exercisable within 60 days of July 1, 2008 and (ii) 250 restricted stock units that vest within 60 days of July 1, 2008.

(11)	Includes (i) 875,934 shares subject to options exercisable within 60 days of July 1, 2008 and (ii) 5,400 shares owned by Mr. Doluca’s two daughters, of which each daughter owns 2,700 shares.

(12)	Includes (i) 547,449 shares subject to options exercisable within 60 days of July 1, 2008 and (ii) 883,382 shares held in a family trust.

(13)	Includes 944,211 shares subject to options exercisable within 60 days of July 1, 2008.

(14)	Includes 867,449 shares subject to options exercisable within 60 days of July 1, 2008.

(15)	Includes 109,377 shares subject to options exercisable within 60 days of July 1, 2008.

(16)

Includes vested but unexercised RSUs due to the suspension of the issuance of shares under our Form S-8 registration statements; these shares are assumed to be net of federal and state income payroll taxes.

(17)	Includes 4,252,697 shares subject to options exercisable within 60 days of July 1, 2008 and 7,937 restricted stock units that vest within 60 days of July 1, 2008.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors and officers, and persons who own more than ten percent (10%) of a registered class of Maxim’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of Maxim. Officers, directors and greater than ten percent (10%) stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To the best of our knowledge, based solely on a review of the copies of such reports furnished to Maxim and written representations that no other reports were required, during the fiscal year ended June 28, 2008, all Section 16(a) filing requirements applicable to its officers, directors and greater than ten percent (10%) beneficial owners were complied with.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

Maxim employs Robert Bergman, the son of James R. Bergman, a director of Maxim, Brian Hood, the son of Richard C. Hood, a Vice President of Maxim, Michelle Hood, the daughter-in-law of Richard C. Hood, and Becky Tanner, the daughter of Richard C. Hood. Each of these individuals receives compensation and other benefits commensurate with other employees at similar levels within Maxim.

Maxim has entered into indemnification agreements with its directors and certain of its officers. The indemnification agreements provide, among other things, that Maxim will indemnify each of its directors and officers, under the circumstances and to the extent provided therein, for expenses, damages, judgments, fines and settlements each may be required to pay in actions or proceedings to which he or she may be made a party by reason of his or her position or positions as a director, officer or other agent of Maxim, and otherwise to the fullest extent permitted under Delaware law and Maxim’s bylaws.

Review, Approval or Ratification of Related Party Transactions

The Audit Committee Charter provides for the Audit Committee to review and approve all related party transactions for potential conflicts of interest on an ongoing basis (if such transactions are not approved by another independent body of the board of directors). Related party transactions include, for purposes of the Audit Committee review, without limitation, transactions involving Maxim and any director, executive officer, beneficial owner of more than 5% of Maxim common stock, any immediate family member of any such person, or any firm, corporation, partnership or other entity in which any such person is employed or any such person has a 5% or greater beneficial ownership interest. In determining whether to approve or ratify a transaction with a related party, the Audit Committee will take into account all relevant facts and circumstances it deems relevant, including, without limitation, the nature of the related party’s interest in the transaction, the benefits to Maxim of the transaction, whether the transaction would impair the judgment of a director or executive officer to act in the best interests of Maxim and its stockholders, the potential impact of such transaction on a director’s independence, and whether the transaction is on terms no less favorable than terms that may be available in a transaction with an unaffiliated third party under the same or similar circumstances.

Any member of the Audit Committee who is a related party with respect to a transaction under review may not participate in the deliberations or vote on the approval of the transaction. Maxim will disclose the terms of related person transactions in its filings with the SEC to the extent required.

With respect to the employment of the individuals listed above under the heading “Related Transactions,” the Audit Committee has not and did not specifically approve their employment and compensation terms because such terms were, and continue to be, consistent and commensurate with those of other similarly situated employees of Maxim.

EXECUTIVE COMPENSATION

Executive Officers of the Registrant

The following is information regarding our executive officers, including their positions and their ages as October 1, 2008.

Name	Age	Position
Tunc Doluca	50	President and Chief Executive Officer
Alan P. Hale	47	Former Interim Chief Financial Officer and Principal Accounting Officer
Bruce E. Kiddoo	47	Chief Financial Officer (Former Vice President of Finance)
Richard C. Hood	58	Vice President
Edwin Medlin	51	Vice President, Senior Counsel
Matthew J. Murphy	35	Vice President, Worldwide Sales
Christopher J. Neil	42	Vice President
Pirooz Parvarandeh	48	Group President
Charles G. Rigg	64	Senior Vice President
Vijay Ullal	49	Group President

Mr. Doluca – Please see Mr. Doluca’s biography under Proposal No. 1 contained in this proxy statement.

Mr. Hale served as Vice President and Interim Chief Financial Officer of Maxim from January 31, 2007 until October 1, 2008. Mr. Hale resigned from these positions after fulfilling his commitment to lead Maxim through the completion of the restatement of its previously filed financial statements. He joined Dallas Semiconductor Corporation in June 1987 and served in various financial management positions including Vice President and Chief Financial Officer when Dallas Semiconductor was acquired by Maxim in 2001. From 2001 until 2005, Mr. Hale continued in his capacity at Dallas Semiconductor and also served as a Vice President for Maxim. In July 2005, following Mr. Hale’s request, his responsibilities were redistributed and reassigned, and, from then, Mr. Hale assisted Maxim with its investor relations program and special projects on a part-time basis until agreeing to serve as Interim Chief Financial Officer in January 2007.

Mr. Hood, a founder of Maxim, joined Maxim in May 1983 and was promoted to Vice President in February 1997. Prior to February 1997, he served in a number of engineering and manufacturing positions.

Mr. Kiddoo joined Maxim in September 2007 as Vice President of Finance. On October 1, 2008, immediately following the completion of Maxim’s restatement of previously filed financial statements, Mr. Kiddoo was appointed Chief Financial Officer and Principal Accounting Officer of Maxim. Prior to joining Maxim, Mr. Kiddoo held various positions at Broadcom Corporation, a global semiconductor company, beginning in December 1999. Mr. Kiddoo served as Broadcom’s Corporate Controller and Principal Accounting Officer from July 2002 and served as Vice President from January 2003. He also served as Broadcom’s Acting Chief Financial Officer from September 2006 to March 2007.

Mr. Medlin joined Maxim in November 1999 as Director and Associate General Counsel. He was promoted to Vice President and Senior Counsel in April 2006. Prior to joining Maxim, he was with the law firm of Ropers, Majeski, Kohn and Bentley from 1987 to 1994 where he held various positions, including director. From 1994 to 1997 he was with Fox Factory, Inc., a privately held manufacturing company where he held the positions of General Counsel, and later, General Manager. From 1997 to 1999 he was with RockShox, Inc., a publicly traded corporation, where he held the positions of General Counsel and then Vice President of Global Sales and Marketing.

Mr. Murphy joined Maxim in July 1994 and was promoted to Vice President in November 2006. Prior to 2006, he served in a number of business unit and executive management positions.

Mr. Neil joined Maxim in September 1990 and was promoted to Vice President in April 2006. Prior to 2006, he held several engineering and executive management positions.

Mr. Parvarandeh joined Maxim in July 1987 and served as Vice President from 1997 to 2005. He was promoted to Senior Vice President in 2004 and Group President in May 2005. Prior to 1997, he served in a number of integrated circuit development positions.

Mr. Rigg joined Maxim in August 1996 as Managing Director and General Counsel. He was promoted to Vice President in April 1999 and Senior Vice President in January 2007. Prior to joining Maxim, he was with Ropers, Majeski, Kohn and Bentley from 1970 to 1996 where he held various positions, including director.

Mr. Ullal joined Maxim in December 1989 and served as Vice President from 1996 to 2004. He was promoted to Senior Vice President in 2004 and Group President in January 2007. Prior to 2004, he served in a number of wafer fabrication operation and management positions.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis provides a review of our executive compensation philosophy, policies and practices with respect to the following executive officers of Maxim: the Chief Executive Officer, the Chief Financial Officer, and the other three most highly compensated executive officers during fiscal year 2008 (the “Named Executive Officers”).

Executive Compensation Philosophy and Components

The objectives of our executive compensation program are as follows:

•	To attract, retain, motivate and reward the best and brightest executives who have the talent and experience required to achieve our goals;

•	To align the short-term and long-term interests and objectives of our executive officers with stockholders and customers;

•	To create a high-performance culture by linking total rewards to company performance, including performance relative to our peers;

•	To recognize executives for their contributions to our success by rewarding individual performance; and

•	Ensure that executive compensation programs are easily understood by program participants.

We accomplish these objectives by providing our executives with compensation components that are specifically linked to either short-term or long-term corporate and executive performance. The principal components of our executive compensation are:

•	Base salary;

•	Cash performance bonuses;

•	Stock options and restricted stock units; and

•	Benefits.

Each of these components is intended to achieve one or more of our compensation objectives. The Compensation Committee relies on its judgment in determining the appropriate mix of cash and equity compensation for our officers. In general, in order to encourage a high-performance culture and to align the interests of our stockholders with those of our executive officers, the Compensation Committee makes a significant portion of each executive officer’s compensation performance-based over time with cash performance bonuses and equity awards, while keeping base salaries below competitive levels. Our variable cash and equity programs are designed to reward recent performance with cash compensation and to motivate long-term performance and retention through equity awards. Both programs are also designed to reward our executives both for individual and overall corporate performance. Such a structure allows the Compensation Committee flexibility to reward outstanding individual performance and to recognize the contributions of our executive officers to the overall success of Maxim. However, with respect to the Chief Executive Officer, only overall corporate performance is taken into consideration in determining the portion of compensation based on performance metrics.

Governance of Executive Officer Compensation Program

Role and Members of the Compensation Committee

The members of our Compensation Committee are appointed by our board of directors. The Compensation Committee is responsible for determining executive officer compensation. As of the record date, the Committee was comprised of three members of the board of directors, Messrs. James R. Bergman, Robert E. Grady and A. R. Frank Wazzan, each of whom is an independent, non-employee director. Mr. Hagopian was a member of the Compensation Committee during fiscal year 2008, and Mr. Grady replaced Mr. Hagopian as a member of the Compensation Committee in October 2008. Peter de Roetth was also a member of the Compensation Committee during a portion of fiscal year 2008 until his resignation from the board of directors (and all committees) on February 6, 2008 for family medical reasons. Since March 1, 2007, Dr. Wazzan has, and continues to, serve as Chairman of the Compensation Committee.

The primary purpose of the Compensation Committee is to:

•

Review and approve corporate goals and objectives relevant to the compensation of Maxim’s Chief Executive Officer (the “CEO”) and other officers, evaluate CEO performance, and determine CEO compensation based on this evaluation;

•

Approve and oversee, in consultation with our Chief Executive Officer (the “CEO”) the total compensation package for our officers including their base salaries, bonus, equity-based compensation, severance benefits and change-in-control benefits (if any);

•	Review the CEO’s performance evaluation of all officers and approve compensation decisions;

•	Review periodically and make recommendations to the board of directors regarding any equity or long-term compensation plans, and administer these plans; and

•	Make recommendations to the board of directors with respect to compensation for members of the board of directors and its committees.

The Compensation Committee operates according to a charter that details its specific duties and responsibilities. The Compensation Committee periodically reviews the charter and recommends proposed changes to the board of directors for approval. The Compensation Committee Charter is available on our website in the Corporate Governance section at http://www.maxim-ic.com/company/investor/governance. The charter sets forth the membership requirements, authority and duties of the Compensation Committee, which shall consist of no fewer than two members, all of whom (i) meet the independence requirements of the NASDAQ Marketplace Rules, (ii) are “non-employee directors” under the definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act, and (iii) are “outside directors” for purposes of the regulations promulgated under Section 162(m) of the Internal Revenue Code. During fiscal year 2008, and currently, all members of the Compensation Committee met these criteria.

Process for Evaluating Executive Officer Performance and Compensation

The Compensation Committee generally holds at least two scheduled meetings during the year and holds additional meetings periodically to review and discuss executive compensation issues. In addition, certain members of the Compensation Committee generally communicate on an informal basis concerning Compensation Committee matters throughout the fiscal year. The Compensation Committee may also consider and take certain actions by unanimous written consent. In fiscal year 2008, the Compensation Committee held five meetings and acted by unanimous written consent three times. In addition, the Equity Grant Sub-Committee of the Compensation Committee held 12 meetings during fiscal year 2008.

Our Corporate Secretary, along with other employees of Maxim, supports the Compensation Committee in its work. The Compensation Committee also has the authority to engage the services of outside advisors, experts and others for assistance.

Outside Compensation Consultant

In fiscal year 2008, the Compensation Committee engaged an independent, third party compensation consulting firm, Compensia, Inc., to advise the Compensation Committee and the board of directors on executive cash and equity compensation matters, including Maxim’s new Officer Compensation Plan for fiscal years 2008 and 2009. Compensia reports directly to the Compensation Committee, and the Compensation Committee has sole authority to hire, terminate and direct the work of Compensia.

Compensia was not consulted with respect to the compensation paid to Alan Hale, our former Interim Chief Financial Officer, who was appointed in January 2007 for the specific purpose of leading our efforts to complete the restatement of certain of Maxim’s previously filed financial statements. Mr. Hale was not a participant in our Officer Compensation Plan for fiscal year 2008 and his compensation was determined independently of all other officers.

Role of Management in Executive Compensation Process

The Compensation Committee seeks input from our Chief Executive Officer and/or other senior executives, to obtain recommendations with respect to our compensation programs, practices and packages for executives and other employees. Our Chief Executive Officer’s role in the compensation-setting process consists of (i) evaluating executive and employee performance; (ii) assisting in the establishment of business performance targets and objectives; and (iii) recommending salary levels and equity awards. While the Compensation Committee may discuss our CEO’s compensation package with him, it meets in executive session in his absence to determine his compensation.

Executive Compensation Benchmark

In December 2007, based on the recommendations of Compensia, and in consultation with Maxim’s Chief Executive Officer and Vice President of Finance, the Committee approved a compensation peer group to be used for benchmarking and for setting executive compensation for fiscal year 2008. In determining the appropriate compensation peer group, the Compensation Committee considered companies within the semiconductor industry that have revenue, number of employees and operations similar to our corresponding components. Most of the companies in this peer group compete with us for executive talent. Periodically, the Compensation Committee will review and update the compensation peer group as appropriate.

The compensation peer group for fiscal year 2008 is as follows:

Altera Corporation	Linear Technology Corporation

Analog Devices, Inc.	LSI Corporation

Atmel Corporation	Marvell Technology Group Ltd.

Broadcom Corporation	National Semiconductor Corporation

Cypress Semiconductor Corporation	NVIDIA Corporation

Fairchild Semiconductor	ON Semiconductor Corp.

International Rectifier Corporation	Xilinx, Inc.

The Compensation Committee also included Texas Instruments in the peer group for reference purposes only because Texas Instruments is a competitor and competes with us for executive talent.

Total compensation targets for our Named Executive Officers are at the 75th percentile for total compensation paid to similarly situated executives in the compensation peer group companies, as long as stringent performance metrics are satisfied. The targets for individual compensation components are as follows: 25th percentile for base salary, 75th percentile for total cash compensation and 75th percentile for equity awards (taking into consideration dilution constraints). We set our target compensation level higher than the median compensation level of executives in the compensation peer group because we believe that providing above average compensation, payable only upon the achievement of stringent performance metrics, will allow us to retain and attract talented and motivated executives in the highly competitive semiconductor industry. The benchmark data are one of many factors that the Compensation Committee considers in making compensation decisions. The Compensation Committee also considers company performance, the executive’s level of responsibilities and individual performance, any special retention issues, and compensation relative to the other officers at Maxim when setting the compensation level of our officers.

Minimum Levels of Guaranteed Compensation

In the beginning of fiscal year 2007, our Compensation Committee authorized, at the recommendation of John Gifford, our then-Chief Executive Officer, an offer of minimum amount of total compensation for each officer, excluding Mr. Gifford (and Mr. Hale, who was not a Named Executive Officer at that time), for fiscal year 2007 and 2008 service. For fiscal 2008, this amount was derived by adding base salary, the cash performance bonus paid in fiscal year 2008 for fiscal year 2007 performance, and any assumed gain in all equity awards vesting in fiscal 2008. Under this plan, to the extent a short-fall existed between the guaranteed minimum amount and the sum of these three components, then Maxim would pay a special bonus equal to the difference. The Compensation Committee authorized such minimum compensation arrangements primarily for retention purposes. In light of the pendency of Maxim’s financial restatement, the Chief Executive Officer and Mr. Ullal subsequently declined to accept such guaranteed minimum amount, and the guaranteed amount was not paid to them. Messrs. Hood and Parvarandeh did accept such guaranteed minimum amount for fiscal year 2008. As discussed, an offer of guaranteed minimum amount of compensation was not made to Mr. Hale, our former Interim Chief Financial Officer as he was not a Named Executive Officer at the time of the offer.

Evaluation of Named Executive Officer Compensation

Base Salary

Base salaries are used to attract, motivate and retain highly qualified executives. Base salary is the primary fixed component of compensation in the executive compensation program and is determined by:

•	Level of responsibility;

•	Pay levels of similar positions in our peer group;

•	Expertise and experience of the executive; and

•	Competitive conditions in the industry.

Annual base salary increases, if any, are a reflection of:

•	The individual’s performance for the preceding year;

•	The individual’s pay level relative to similar positions in our peer group;

•	Anticipated future contributions of the executives; and

•	Competitive conditions in the industry.

For Named Executive Officers, base salaries are generally targeted at the 25th percentile of the base salaries paid to similarly situated executives in the compensation peer group companies.

Fiscal 2008 Base Salary Actions

The Compensation Committee, after a review of individual and overall company performance, as well as market practices for executive compensation, did not approve base salary increases for our Named Executive Officers for fiscal year 2008 from fiscal year 2007 base salary levels and no such increases were proposed or recommended by the Chief Executive Officer. Accordingly, the base salaries for our executive officers were not changed for fiscal year 2008.

Named Executive Officer	Title	Annualized 2008 Base Salary	% Increase from 2007
Tunc Doluca	President and Chief Executive Officer	$500,000	0
Alan Hale	Interim Chief Financial Officer	$300,000	0
Richard C. Hood	Vice President	$300,000	0
Pirooz Parvarandeh	Group President	$400,000	0
Vijay Ullal	Group President	$400,000	0

Fiscal 2009 Base Salary Actions

The Compensation Committee, after a review of individual and overall company performance, as well as market practices for executive compensation, did not approve base salary increases for our Named Executive Officers for fiscal year 2009 except for Mr. Hood’s. The table below sets forth each Named Executive Officer’s base salary for fiscal year 2009:

Named Executive Officer	Title	Annualized 2009 Base Salary	% Increase from 2008
Tunc Doluca	President and Chief Executive Officer	$500,000	0
Alan Hale*	Interim Chief Financial Officer	$300,000	0
Richard C. Hood	Vice President	$330,000	10
Pirooz Parvarandeh	Group President	$400,000	0
Vijay Ullal	Group President	$400,000	0

*

Mr. Hale resigned from the position of Interim Chief Financial Officer on October 1, 2008 after fulfilling his commitment to lead Maxim to the completion of the restatement of certain of its previously filed financial statements. Maxim intends to retain Mr. Hale as a consultant to advise on future projects related to the restatement.

Other Cash Compensation; Goodwill Payments for Expiring Options

Starting on September 23, 2006 we suspended all stock option exercises as a result of our delay in filing periodic reports on Form 10-K and Form 10-Q with the SEC due to the previously announced Special Committee inquiry into certain of our past stock option grants and granting practices, as well as our need to restate certain historical financial statements of Maxim to record additional stock-based compensation expense as a result of that inquiry. We continued to prohibit the exercise of stock options until September 30, 2008, the date on which we completed our financial restatement and became current in our reporting obligations with the SEC.

During the period in which the exercise of stock options was suspended, certain vested but unexercised stock options held by current and former employees expired as a result of reaching their maximum 10-year terms. To address this problem, Maxim implemented a program to provide cash payments to certain individuals who hold options that expired at the end of their 10-year terms during the period between September 23, 2006 and October 31, 2008 (the “Suspension Period”). In the absence of any action by Maxim, these individuals would have been deprived of all profit in these options even though they were vested and in-the-money during the period leading up to the expiration date. Maxim’s board of directors determined that it would have been inequitable not to compensate these individuals for their expiring options, and it would have damaged employee morale and potentially given rise to legal claims.

Under this program, Maxim offered to make a cash payment to the holder of a stock option that expired as a result of reaching the end of its 10-year term during the Suspension Period. The cash payment was based on the amount the “calculated value” of the option exceeded the exercise price multiplied by the number of shares, less applicable tax withholding. For this purpose, the “calculated value” was equal to the price at which 90% of the daily close prices of Maxim’s common stock fell below this price for trading days from August 7, 2006 through the expiration date of the option. The cash payment was contingent upon the expiring option holder executing a release of all claims relating to the option for our benefit. Approximately 760 individuals were eligible for goodwill payments, and the aggregate payments are expected to total approximately $131 million, subject to adjustment resulting from any future changes in Maxim’s stock price until the program terminates.

The Named Executive Officers received goodwill payments for their expiring options on the same terms and conditions that applied to all other program participants except that payments for options expiring in June 2008 or thereafter to officers, including the Named Executive Officers (but excluding Alan Hale), are subject to vesting over a 9 month period based upon continued employment on the applicable vesting date.

The following table sets forth the estimated cash goodwill payments that we have made or expect to make to our Named Executive Officers:

Option Holder Name	Option Grant Date	Option Expiration Date	Option Exercise Price	Number of Expired Options	Cash Payment Amount before applicable tax withholding
Tunç Doluca	November 19, 1996	November 19, 2006	$9.50	69,476	$1,636,854.56
	October 27, 1997	October 27, 2007	$14.5313	193,120	$3,570,537.74
	June 17, 1998	June 17, 2008	$14.0625	92,890	$1,716,374.98	(a)

Alan Hale	October 5, 1998	October 5, 2008	$18.23	31,566	$448,869	(b)

Rich Hood	November 19, 1996	November 19, 2006	$9.50	117,928	$2,778,383.68
	October 27, 1997	October 27, 2007	$14.5313	153,120	$2,830,989.74
	June 17, 1998	June 17, 2008	$14.0625	70,890	$1,309,869.98	(a)

Pirooz Parvarandeh	October 27, 1997	October 27, 2007	$14.5313	160,000	$2,958,192.00
	June 17, 1998	June 17, 2008	$14.0625	80,000	$1,478,200.00	(a)

Vijay Ullal	November 19, 1996	November 19, 2006	$9.50	69,476	$1,636,854.56
	October 27, 1997	October 27, 2007	$14.5313	160,000	$2,958,192.00
	June 17, 1998	June 17, 2008	$14.0625	100,000	$1,847,750.00	(a)

(a)

25% of the total goodwill payment vested on July 1, 2008 and on October 1, 2008, and 25% is scheduled to vest on January 1, 2009 and on April 1, 2009, subject to continued employment at Maxim. In the event a particular officer is terminated without cause, such officer will be entitled to the remaining unvested goodwill payments within a reasonable period of time following such termination, subject to entering into a full release of claims against Maxim.

(b)	Goodwill payment was paid during fiscal year 2009 in a lump sum.

Cash Bonus

2008 Bonus Plan

At the March 1, 2007 meeting of the board of directors, the Chief Executive Officer recommended to the board of directors and the Compensation Committee that a new compensation plan for Maxim’s officers, including the Named Executive Officers, be adopted to replace the existing Bonus Plan and offered suggestions on what the new compensation plan should encompass (the “2008 Bonus Plan”). After receiving feedback from the board of directors, the Chief Executive Officer, together with the Compensation Committee Chairman, developed a proposed compensation plan for officers for fiscal years 2008 and 2009 that they presented to the board of directors and the Compensation Committee at meeting held on May 24, 2007. After additional input and feedback was given by the Compensation Committee and incorporated into the proposed compensation plan, the Compensation Committee met on July 18, 2007 and approved a new compensation model in principle for officers, including the Named Executive Officers, for fiscal years 2008 and 2009. Additional refinements were made to the 2008 Bonus Plan during fiscal year 2008 and at the start of fiscal year 2009.

Cash Incentive Compensation under 2008 Bonus Plan

Under the 2008 Bonus Plan for officers for fiscal years 2008 and 2009, the aggregate annual target cash bonus pool is 1.2% of our non-GAAP operating profit before taxes (excluding stock-based compensation and non-recurring expenses) and the pool floor and maximum are 0.6% and 1.8%, respectively, of our non-GAAP operating profit before taxes (excluding stock-based compensation and non-recurring expenses). The actual, annual bonus pool for fiscal year 2008 was dependent upon the following three company-wide performance metrics: (i) the achievement of growth targets for non-GAAP operating profit before taxes (excluding stock-based compensation and non-recurring expenses), (ii) our year-over-year stock price performance relative to the Philadelphia Semiconductor Index (SOX) during the last 20 trading day period at the end of fiscal years 2007 and 2008, and (iii) the achievement of targets for return on invested capital (excluding cash and interest thereon), which for fiscal year 2008 was 24.8%. Each officer’s share of the bonus pool is dependent upon his or her position points, which are calculated at the end of the fiscal year by taking into account the officer’s level of responsibility and relative value of the officer’s performance to Maxim as compared to the other executives for the fiscal year. Specifically, there were a total of 284.8 position points available for allocation to all 21 officers in fiscal year 2008. Each officer’s share of the bonus pool is determined by taking his or her total position points, as approved by the Compensation Committee at the end of the fiscal year, and dividing them by 284.8. Executive target bonuses generally range from approximately 150% to 300% of their base salary.

In fiscal year 2008, actual non-GAAP operating profit before taxes (excluding stock-based compensation) was approximately $769 million as compared to $828 million for fiscal year 2007, which was a 7.1% decrease. Our stock price performance was down 14% as compared to the SOX in fiscal year 2008. In fiscal year 2008, actual return on invested capital was 21% as compared to the target of 24.8%. Accordingly, the aggregate amount of the bonus pool under the 2008 Bonus Plan payable to all our 21 officers, including the Named Executive Officers, was determined to be approximately $4.61 million, or the pool floor of 0.6% of $769 million, our non-GAAP operating profit before taxes (excluding stock-based compensation).

The Compensation Committee may award discretionary cash bonuses in addition to the amounts derived and paid under the 2008 Bonus Plan pool to retain talented executives, to reward them for exceptional performance and to compensate executives in situations where unforeseen circumstances prevent the achievement of milestones under the 2008 Bonus Plan. In fiscal year 2008, the Compensation Committee allocated and awarded an additional $1.39 million in the aggregate to the cash bonus pool payable to all officers

(with the exception of Mr. Hale), including the Named Executive Officers primarily because of the unexpected delay in the completion of our financial restatement and the prolonged delisting from the NASDAQ Global Market which had an adverse effect on our stock price. This additional bonus amount was also designed to recognize the time commitment and efforts of our officers.

As previously noted, Mr. Hale was not a participant in the 2008 Bonus Plan given his temporary assignment as the Interim Chief Financial Officer.

Total Bonus Payouts for Fiscal 2008 Performance

The Compensation Committee approved the bonus payments described in the table below for the Named Executive Officers for performance during fiscal year 2008, based on corporate and individual performance under the 2008 Bonus Plan and additional amounts allocated to the bonus pool by the Compensation Committee. In addition, the column titled “Supplemental Bonus” refers to the amount paid in order to achieve a minimum level of compensation offered to certain officers, as described above:

Named Executive Officer	Fiscal Year 2008 Bonus Paid		Supplemental Bonus Paid
Tunc Doluca	$716,418		—
Alan Hale	—	*	—	*
Richard C. Hood	$321,137		$753,956
Pirooz Parvarandeh	$440,475		$1,462,292
Vijay Ullal	$525,313		—

*

Mr. Hale was awarded a bonus separate and apart from the bonuses paid to other Named Executive Officers under the 2008 Bonus Plan due to his temporary assignment as the Interim Chief Financial Officer. Mr. Hale’s bonus is discussed in more detail below.

2008 Cash Compensation for Alan Hale

On October 2, 2008, the Compensation Committee approved a cash performance bonus totaling $2,334,209 to Mr. Hale for his extraordinary services in successfully leading Maxim to the completion of its financial restatement project. This bonus covered the 20-month period during which Mr. Hale functioned as Maxim’s Interim Chief Financial Officer and Principal Accounting Officer. On an annual basis, the bonus totaled $1,400,525 excluding the $394,615 bonus Mr. Hale was paid for his first five months of service in fiscal year 2007. In determining the amount of this performance bonus, the Compensation Committee first determined that Mr. Hale’s targeted level of annual total compensation was $1,375,000 based upon his duties and divided this amount (less his $300,000 annual base salary) by 12 to determine a monthly bonus amount of $89,583.33. The monthly bonus amount was then multiplied by 15 for a total of $1,343,750 in order to cover his service period including 12 months in fiscal year 2008 and three months in fiscal year 2009. In addition, the Compensation Committee applied an incremental burden of 15% of Mr. Hale’s target total compensation, which amount represents the additional sacrifice and time commitment, as estimated by the Chief Executive Officer and approved by the Compensation Committee, he was required to devote to the restatement project above and beyond a high level of commitment already required of him in his role as Interim Chief Financial Officer. This incremental burden amount ranged from $206,250 (1x of the incremental burden amount) to $412,500 (2x the incremental burden amount). The Compensation Committee exercised its discretion to award Mr. Hale $400,000 for the incremental burden incurred by him in performing his duties, as well as an additional $25,000 payment representing the burden and sacrifice incurred by Mr. Hale’s family. As a final component of his cash performance bonus, the Compensation Committee awarded Mr. Hale $565,459 to compensate Mr. Hale for not being able to participate in Maxim’s RSU loan program, which was made available to non-executive officer employees during the period in which shares could not be delivered upon the vesting of restricted stock units due to the restatement of certain prior financial statements. Under this program, Maxim offered loans secured by RSUs vesting during the period in which shares could not be delivered from September 23, 2006 to September 30, 2008.

Mr. Hale was not awarded any equity in connection with his service as our Interim Chief Financial Officer.

Equity Compensation

We believe equity compensation is an effective way to align the interests of our executive officers with those of our stockholders in order to achieve long-term stock price growth. In designing the equity compensation program, we take into account stockholder concerns about stock usage and dilution. Equity awards are granted by the Compensation Committee or its Equity Grant Sub-Committee, and the grant price of such awards are equal to the closing price of Maxim’s common stock based on the date of grant.

Equity Compensation under 2008 Bonus Plan

The 2008 Bonus Plan also contains an equity compensation component that is comprised of mixture of stock options, restricted stock units and performance shares (restricted stock units that vest upon the attainment of milestones). Starting in fiscal year 2009, the aggregate target number of stock options to be awarded to all officers per year is 1,140,000 shares. The number of restricted stock units to be awarded to all officers is 200,000, which will vest over four consecutive quarters based upon continued service starting in the second quarter of fiscal 2009. The aggregate target number of performance shares to be awarded to all officers over a two-year measurement period (fiscal year 2008 and 2009) is 200,000 shares per each fiscal year, with a maximum of 400,000 shares per fiscal year. For business unit executives, vesting of performance shares are tied to business unit operating profit targets and operating margin targets. For non-business unit executives, vesting of performance shares is tied to (i) achievement of company growth targets for non-GAAP operating profit before taxes (excluding stock-based compensation), (ii) Maxim’s stock price performance relative to the Philadelphia Semiconductor Index (SOX), and (iii) the achievement of targets for return on invested capital. Each officer’s pro rata share of equity awards to be granted are based upon his or her respective position points.

Equity Awards for Fiscal Year 2008 Performance under 2008 Bonus Plan

In fiscal year 2008, we did not make any equity awards to any of the Named Executive Officers primarily because the board of directors and management believed that it would be inappropriate to grant equity awards to them before the completion of our restatement of our consolidated financial statements. The restatement was completed on September 30, 2008 with our filing of the delayed reports with the SEC.

Equity Awards for Fiscal Year 2009 Performance under 2008 Bonus Plan

The 2008 Bonus Plan provides for (i) an aggregate of 200,000 restricted stock units to be awarded to all officers each fiscal year that will vest based upon continued service, and (ii) an aggregate number of performance shares will range from zero to 400,000 depending on performance. The performance shares vest upon the metrics discussed above under the heading “Equity Compensation under 2008 Bonus Plan.” An award of restricted stock units that vest over eight consecutive quarters starting on November 15, 2008 was made to officers, excluding the Named Executive Officers, on September 2, 2008. If the officer already had previously awarded restricted stock units vesting in this eight quarter period, these were subtracted from the award.

Employee Stock Purchase Plan

Maxim’s previous Employee Stock Purchase Plan in which all employees (subject to limited exceptions), including executives, were eligible to participate, expired in August 2007. Upon stockholder approval of our 2008 Employee Stock Purchase Plan, which is being solicited herein, participating employees or executives will be able to purchase Maxim’s common stock at a discount of up to 15% from the market price. Employee contributions would be made through payroll deductions.

Benefits and Perquisites

Maxim’s philosophy regarding benefits for our employees, including executives, is that they should be competitive with the market in order to attract and retain a high quality workforce, meet the needs of our employees, encourage employee well-being, and provide protection from catastrophic events. We provide medical, dental and vision insurance coverage to executives that are generally available to other full-time employees, including basic group life insurance and disability insurance. For all management employees, including our officers, we pay the premiums for executive life insurance, executive disability and umbrella liability insurance plans. We also offer a tax qualified 401(k) plan in which all U.S. based employees, including officers, are eligible to participate. All of our Named Executive Officers participated in our 401(k) plan during fiscal year 2008. Starting on January 1, 2008, employees have been eligible to receive a matching contribution from Maxim equal to 100% of the before-tax contributions made by the employee up to 3% of total cash compensation. Starting January 1, 2009 the matching contribution will be increased to 100% of the before-tax contributions made by the employee up to 3% of total cash compensation plus fifty percent of before tax contributions exceeding 3% of total cash compensation but not to exceed 5% of total cash compensation. Under certain circumstances we have provided reimbursement of expenses for tax preparation for certain executives.

The Compensation Committee reviews the perquisites provided to executive officers as part of its overall review of executive compensation. The Compensation Committee has determined the type and amount paid in perquisites to be within the appropriate range of competitive compensation practices. Details about the named executive officer’s perquisites, including fiscal year 2008 cost to Maxim, are shown in the Summary Compensation Table under the “All Other Compensation” column and the accompanying narrative.

Employment Agreements

Several years ago we entered into at-will employment agreements with each of Messrs. Doluca, Hood, Parvarandeh and Ullal that contain substantially similar terms. The agreements do not grant the executive officers any right to be retained by us, and we may terminate the employment of each executive officer either with or without cause. In the event of termination of employment by Maxim with or without cause, all compensation and benefits, except benefits provided by law (e.g., COBRA health insurance continuation benefits) immediately cease to accrue. However, in the event of termination of employment by Maxim without cause, severance payments are to be made in accordance with our normal policy then in effect, if any, or as otherwise mutually agreed between Maxim and the executive officer.

If the executive officer terminates his full-time employment with us and his written notice of termination provides that he is willing to provide certain consulting services to us, we will make health insurance coverage available to the executive officer and his family during the period of provision of such services (or willingness to provide services) by the executive officer. The terms of his service, unless otherwise agreed, will provide for part-time services (up to one day per month) and annual compensation equal to at least 5% of the executive officer’s base salary at the time of termination provided services are rendered. Health insurance coverage means coverage under any group health plan we maintain for our employees.

During the ten-year period following the notice of termination, the executive officer pays the same amount for health coverage as a similarly situated full-time employee is required to pay for coverage under our group health plan. After the ten-year period, the executive officer pays us what the cost of the coverage would be if it were being provided pursuant to COBRA health insurance continuation benefits. In the event of the executive officer’s death while receiving health insurance coverage, the executive officer’s spouse is eligible for health insurance coverage until her death so long as she pays for the coverage in an amount equal to the cost for an employee with identical coverage. In the event the executive officer becomes disabled while receiving health insurance coverage, he is deemed to have met his service obligations to us during the disability.

Pursuant to the terms of the Dallas Semiconductor acquisition in April 2001, we assumed the liabilities and obligations of Dallas Semiconductor under certain agreements between Dallas Semiconductor and Mr. Hale, the current Interim Chief Financial Officer and Principal Accounting Officer of Maxim, including (i) the Dallas Executives Retiree Medical Plan, as amended, in which Mr. Hale and his spouse are participants, (ii) a split-dollar insurance agreement, and (iii) an agreement that provides Mr. Hale with certain benefits following a change-of-control transaction (the “Change-in-Control Agreement”).

Under the Dallas Executives Retiree Medical Plan, Mr. Hale and his spouse are eligible to receive medical care benefits at no cost for the remainder of their lives.

Under the Split-Dollar Insurance Agreement, which was originally entered into in February 1994 and amended in July 2000 and January 2001, Maxim is required to pay cash premiums for a life insurance policy on the life of Mr. Hale, and the policy provides for the recovery of the cost of premiums paid from the cash value or death benefits collaterally assigned to Maxim by Mr. Hale to the extent such premiums are recoverable. In fiscal year 2008, $4,596 was attributed to Mr. Hale on his split-dollar life insurance policy.

Under the Change-in-Control Agreement, Mr. Hale is entitled to receive a retirement benefit of $65,000, commencing on his 55th birthday and payable annually thereafter until his death. In addition, Mr. Hale and his spouse also have a right under this agreement to continue to participate, at no cost to either of them, in all health, dental, disability, accident and life insurance plans or arrangements that were in effect at Dallas Semiconductor immediately prior to the acquisition of Dallas Semiconductor. Upon the acquisition of Dallas Semiconductor in April 2001, Mr. Hale received certain other benefits under the Change-in-Control Agreement as well.

Post-Employment Obligations

The at-will employment agreements with Messrs. Doluca, Hood, Parvarandeh and Ullal provide that in the event of termination of employment by Maxim without cause, severance payments are to be made in accordance with our normal policy then in effect, if any, or as otherwise mutually agreed between Maxim and the individual. Maxim does not have any normal policy with respect to severance payments of former executives.

In addition to the post-retirement benefit payable to Mr. Hale pursuant to the Change-in-Control Agreement described above, our offer letter agreement with Mr. Hale provides that we would pay Mr. Hale the pro rata share of his bonus in the event his employment was terminated before the end of fiscal year 2007.

Reasonableness of Compensation

The Compensation Committee believes it is fulfilling our compensation objectives and in particular, rewarding executive officers in a manner that supports our strong pay-for-performance philosophy. Executive compensation is tied to our performance and is structured to ensure that there is an appropriate balance between our long-term and short-term performance, and also a balance between our operational performance and stockholder return. The Compensation Committee believes the average target pay position relative to market and pay mix are reasonable and appropriate.

Other Considerations

Tax Considerations

Section 162(m) of the Internal Revenue Code states that public companies cannot deduct compensation paid to certain of its top executive officers in excess of $1 million per officer per year. We believe it is in our best interest, to the extent practical, to have executive officer compensation be fully deductible under Section 162(m). However, the Compensation Committee also retains the discretion, for competitive reasons, to provide compensation that may not be fully deductible. In a few instances, a portion of our annual bonus payments to certain of our executive officers does not currently qualify as deductible under Section 162(m). The Compensation Committee will continue to evaluate whether it is in Maxim’s best interest to qualify future incentive awards under Section 162(m). Our 1996 Stock Incentive Plan has been structured with the intention that stock options and performance shares granted under the plan be qualified as performance-based compensation not subject to Section 162(m); however, improperly accounted for options and performance shares granted under this plan may not qualify as performance-based compensation.

Stock Ownership Guidelines

We do not currently have any stock ownership guidelines for its executive officers or members of its board of directors.

COMPENSATION COMMITTEE REPORT

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, our Compensation Committee recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement and in our Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

Compensation Committee

A.R. Frank Wazzan, Chairman

James R. Bergman

Robert E. Grady

Summary Compensation Table

The compensation for Maxim’s Chief Executive Officer, Interim Chief Financial Officer, and the three most highly compensated executive officers (together, “Named Executive Officers”) for all services rendered in all capacities to Maxim and its subsidiaries during the fiscal year ended June 28, 2008 is set forth below. Please note that Maxim did not grant any equity awards to Named Executive Officers during fiscal year 2008.

Fiscal Year 2008 Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Restricted Stock Unit Awards ($)(1)	Option Awards ($)(2)	All Other Compensation ($)		Total ($)
Tunc Doluca	2008	498,077	716,418	305,675	3,238,927	17,269	(3)	4,776,366
President and CEO	2007	448,077	825,000	354,392	8,252,442	10,110	(4)	9,890,021

Alan P. Hale	2008	300,000	2,334,209	5,456	439,419	6,591	(5)	3,085,675
Vice President, Interim Chief Financial Officer*	2007	118,346	416,718	23,844	774,025	5,926	(6)	1,338,859

Richard C. Hood	2008	300,000	1,075,093	61,135	2,189,340	5,706	(7)	3,631,274
Vice President	2007	298,077	398,159	70,878	6,734,693	2,229	(8)	7,504,036

Pirooz Parvarandeh	2008	400,000	1,902,767	127,715	2,748,931	6,388	(9)	5,185,801
Group President	2007	398,077	541,938	329,870	6,253,104	1,417	(8)	7,524,406

Vijay Ullal	2008	400,000	525,313	290,392	2,977,497	5,759	(10)	4,198,961
Group President	2007	398,077	680,644	336,673	7,700,548	1,552	(8)	9,117,494

*	Mr. Hale resigned from his position on October 1, 2008, upon leading Maxim through the completion of the restatement of certain of its previously filed financial statements.

(1)

Reflects the dollar amount of stock-based compensation expense recognized for financial statement reporting purposes for restricted stock unit awards granted in prior fiscal years in accordance with SFAS 123(R) and disregarding an estimate of forfeitures related to service-based vesting conditions. The assumptions used in the valuation of these awards are set forth in Note 3, “Stock-Based Compensation”, of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

(2)

Reflects the dollar amount of stock-based compensation expense recognized for financial statement reporting purposes for (i) historical stock option awards granted in prior fiscal years, including under-water options, in accordance with SFAS 123(R), and (ii) compensation charges incurred in connection with the modification of expiring options. See Note 3, “Stock-Based Compensation”, to the Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended June 28, 2008. The assumptions used in the valuation of these awards are also set forth in Note 3 to the Consolidated Financial Statements of our Annual Report on Form 10-K for the fiscal year ended June 28, 2008.

(3)

Reflects Mr. Doluca’s company paid (i) executive life insurance premium of $5,293, (ii) executive disability premium of $3,865, (iii) umbrella liability insurance premium of $3, 380, and (iv) matching 401(k) contributions of $4,731.

(4)	Reflects Mr. Doluca’s company paid (i) executive life insurance premium of $2,765, (ii) executive disability premium of $3,865, and (iii) umbrella liability insurance premium of $3,480.

(5)	Reflects (i) $4,860 estimated amount attributable to Mr. Hale on his split-dollar life insurance policy and (ii) company paid matching 401(k) contributions of $1,731.

(6)

Reflects (i) $4,596 attributed to Mr. Hale on his split-dollar life insurance policy and (ii) imputed interest of $1,330 on an amount loaned by Maxim to Mr. Hale (prior to his becoming a Named Executive Officer) for his RSUs that vested following the suspension of the issuance of shares under our Form S-8 registration statements as a result of our historical stock option review. The loan was secured by the vested RSUs. Mr. Hale paid off the loan and interest thereon immediately after assuming his responsibilities as Vice President and Interim Chief Financial Officer of Maxim on February 1, 2007.

(7)	Reflects Mr. Hood’s company paid (i) executive life insurance premium of $2,244 and (ii) matching 401(k) contributions of $3,462.

(8)	Reflects premiums paid by Maxim for executive life insurance.

(9)	Reflects Mr. Parvarandeh’s company paid (i) executive life insurance premium of $2,234 and (ii) matching 401(k) contributions of $4,154.

(10)	Reflects Mr. Ullal’s company paid (i) executive life insurance premium of $2,528 and (ii) matching 401(k) contributions of $3,231.

Grants of Plan-Based Awards

The following table shows certain information regarding grants of plan-based awards to the Named Executive Officers for the fiscal year ended June 28, 2008. Maxim did not make equity awards to any of the Named Executive Officers during fiscal year 2008.

Grants of Plan-Based Awards in Fiscal Year 2008

Name	Grant Date	All Other Stock Awards: Number of Restricted Stock Units (#)	All Other Option Awards: Number of Underlying Securities (#)	Exercise or base price of option awards ($/Sh)	Grant date fair value of stock and option awards ($)(1)
Tunc Doluca		—	—	—	1,334,483
Alan P. Hale		—	—	—	—
Richard C. Hood		—	—	—	1,301,390
Pirooz Parvarandeh		—	—	—	884,628
Vijay Ullal		—	—	—	1,237,877

(1)

In September 2007, as a result of changes in NASDAQ regulations, Maxim decided to cash-settle all options expiring during the Blackout Period (“goodwill payment”) based on the price at which 10% of the daily close prices of Maxim’s common stock fall above this price for trading days from August 7, 2006 (the date on which Maxim initiated a trading blackout on officers and other individuals) through the expiration date of the option. The cash payment is subject to the option holder executing a release of all claims relating to the option. The supplemental goodwill payment modification changed the classification of the associated awards from equity to liability instruments. The modification resulted in a reclassification from additional paid-in capital to accrued salaries and related expenses of $126.8 million and incremental compensation expenses of $27.5 million, including the incremental stock-based compensation disclosed for Messrs. Doluca, Hood, Parvarandeh and Ullal in the table above, during the first fiscal quarter of 2008. At the end of each period, Maxim will recognize any change in fair value of the options in its consolidated statements of income in the period of change until the options are settled. See Note 3, “Stock-Based Compensation” of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended June 28, 2008.

Outstanding Equity Awards at June 28, 2008

The following table shows certain information regarding outstanding equity awards as of June 28, 2008 for the Named Executive Officers.

Outstanding Equity Awards at June 28, 2008

	Option Awards					Restricted Stock Unit Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares or units of stock that have not vested (#)		Market value of shares or units of stock that have not vested ($)(1)
Tunc Doluca	125,934	—		$24.5938	5/25/2009	—		$—
	100,000			$33.6800	9/27/2011
	100,000			$48.1900	4/26/2012
	187,500	12,500	(2)	$33.0400	12/31/2012
	212,500	37,500	(3)	$51.0000	1/29/2014
	—	200,000	(4)	$42.4000	9/17/2014
	100,000	—		$40.9100	9/28/2014
	—	250,000	(5)	$42.0700	8/24/2015
Total	825,934	500,000				—		$—

Alan P. Hale	31,566	—		$18.2300	10/5/2008	3,016	(22)	$63,336
	17,811	42,189	(6)	$33.6800	9/27/2011
	45,000	15,000	(7)	$33.0400	12/31/2012
	—	50,000	(8)	$42.4000	9/17/2014
Total	94,377	107,189				3,016		$63,336

Richard C. Hood	104,000	—		$24.5938	5/25/2009			$—
	1,729	—		$57.8125	3/15/2010
	1,720	—		$58.1250	1/30/2011
	100,000			$33.6800	9/27/2011
	140,000	—		$48.1900	4/26/2012
	137,500	12,500	(9)	$33.0400	12/31/2012
	37,500	12,500	(10)	$51.0000	1/29/2014
	—	100,000	(11)	$42.4000	9/17/2014
	—	100,000	(12)	$42.0700	8/24/2015
Total	522,449	225,000				—		$—

Pirooz Parvarandeh	104,000	—		$24.5938	5/25/2009			$—
	1,729	—		$57.8125	3/15/2010
	1,720	—		$58.1250	1/30/2011
	90,000			$33.6800	9/27/2011
	210,000	—		$48.1900	4/26/2012
	180,000	20,000	(13)	$33.0400	12/31/2012
	92,500	17,500	(14)	$51.0000	1/29/2014
	—	200,000	(15)	$42.4000	9/17/2014
	137,500	12,500	(16)	$40.9100	9/28/2014
	—	250,000	(17)	$42.0700	8/24/2015
Total	817,449	500,000				—		$—

Vijay Ullal	130,000	—		$24.5938	5/25/2009	—		$—
	1,729	—		$57.8125	3/15/2010
	10,762	—		$67.1875	10/11/2010
	1,720	—		$58.1250	1/30/2011
	100,000	—		$33.6800	9/27/2011
	200,000	—		$48.1900	4/26/2012
	150,000	—		$33.0400	12/31/2012
	137,500	37,500	(18)	$51.0000	1/29/2014
	—	200,000	(19)	$42.4000	9/17/2014
	162,500	12,500	(20)	$40.9100	9/28/2014
	—	200,000	(21)	$42.0700	8/24/2015
Total	894,211	450,000				—		$—

(1)

Market value is computed by multiplying the closing price ($21.00 per share) of Maxim’s common stock on the last trading day of the fiscal year (June 27, 2008) by the number of shares reported in the adjacent column.

(2)	Vesting: 12,500 shares on July 1, 2008.

(3)	Vesting: 37,500 shares on July 1, 2008.

(4)	Vesting: 50,000 shares on October 1, 2008; 50,000 shares on January 1, 2009; 50,000 shares on April 1, 2009; 50,000 shares on July 1, 2009.

(5)	Vesting: 62,500 shares on October 1, 2009; 62,500 shares on January 1, 2010; 62,500 shares on April 1, 2010; 62,500 shares on July 1, 2010.

(6)	Vesting: 42,189 shares on September 27, 2011.

(7)	Vesting: 15,000 shares on July 1, 2008.

(8)	Vesting: 12,500 shares on October 1, 2008; 12,500 shares on January 1, 2009; 12,500 shares on April 1, 2009; 12,500 shares on July 1, 2009.

(9)	Vesting: 12,500 shares on July 1, 2008.

(10)	Vesting: 12,500 shares on July 1, 2008.

(11)	Vesting: 25,000 shares on October 1, 2008; 25,000 shares on January 1, 2009; 25,000 shares on April 1, 2009; 25,000 shares on July 1, 2009.

(12)	Vesting: 25,000 shares on October 1, 2009; 25,000 shares on January 1, 2010; 25,000 shares on April 1, 2010; 25,000 shares on July 1, 2010.

(13)	Vesting: 20,000 shares on July 1, 2008.

(14)	Vesting: 17,500 shares on July 1, 2008.

(15)	Vesting: 50,000 shares on October 1, 2008; 50,000 shares on January 1, 2009; 50,000 shares on April 1, 2009; 50,000 shares on July 1, 2009.

(16)	Vesting: 12,500 shares on July 1, 2008.

(17)	Vesting: 62,500 shares on October 1, 2009; 62,500 shares on January 1, 2010; 62,500 shares on April 1, 2010; 62,500 shares on July 1, 2010.

(18)	Vesting: 37,500 shares on July 1, 2008.

(19)	Vesting: 50,000 shares on October 1, 2008; 50,000 shares on January 1, 2009; 50,000 shares on April 1, 2009; 50,000 shares on July 1, 2009.

(20)	Vesting: 12,500 shares on July 1, 2008.

(21)	Vesting: 50,000 shares on October 1, 2009; 50,000 shares on January 1, 2010; 50,000 shares on April 1, 2010; 50,000 shares on July 1, 2010.

(22)

Vesting: 325 shares on February 15, 2009; 325 shares on May 15, 2009; 325 shares on August 15, 2009; 325 shares on November 15, 2009; 325 shares on February 15, 2010; 325 shares on May 15, 2010; 325 shares on August 15, 2010; 325 shares on November 15, 2010; 416 shares on February 15, 2011.

Option Exercises and Stock Vested

The following table shows certain information regarding option exercises and stock vested during the last fiscal year with respect to the Named Executive Officers during fiscal year 2008. Due to the suspension of our registration statements on Form S-8 which commenced on September 22, 2006 and remained in effect during fiscal year 2008 (the “Blackout Period”), there were no exercises of vested options. In addition, restricted stock units that vested during the Blackout Period could not be exercised.

Option Exercises and Stock Vested in Fiscal Year 2008

	Option Awards		Restricted Stock Unit Awards
Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)(1)
Tunc Doluca	—	—	10,000	239,300
Alan P. Hale	—	—	7,596	229,323
Richard C. Hood	—	—	2,000	47,860
Pirooz Parvarandeh	—	—	4,000	95,720
Vijay Ullal	—	—	14,000	335,020

(1)	The value realized is the number of shares vesting multiplied by the fair market value of Maxim’s common stock on the respective vesting date.

Non-Qualified Deferred Compensation

We do not have any non-qualified deferred compensation agreements, plans or arrangements for and as of the year ended June 28, 2008 with respect to the Named Executive Officers.

Equity Compensation Plan Information

The following table gives information about Maxim’s common stock that may be issued upon the exercise of options, warrants and rights under all of Maxim’s existing equity compensation plans as of June 28, 2008 and the option agreements assumed by Maxim pursuant to the terms of Maxim’s acquisition of Dallas Semiconductor Corporation (“Dallas Semiconductor”) on April 11, 2001.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants, and rights		(b) Weighted-average exercise price of outstanding options, warrants, and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	85,865,070	(1)	$31.41	4,109,576	(2)
Equity compensation plans not approved by security holders(3)	1,308,013		$30.99	—

Total	87,173,083		$31.40	4,109,576

(1)

Represents common stock issuable upon the exercise of options granted under our existing stockholder approved equity compensation plans. Includes 10,266,201 restricted stock units which have an exercise price of zero. Maxim’s 1987 Employee Stock Participation Plan expired on August 25, 2007.

(2)	Represents 4,109,576 shares of common stock available for issuance under the 1996 Stock Incentive Plan.

(3)

Represents shares of our common stock pursuant to option agreements assumed pursuant to our acquisition of Dallas Semiconductor. The option agreements were originally issued by Dallas Semiconductor under the Dallas Semiconductor 1984 Stock Option Plan, the Dallas Semiconductor Corporation 1987 Stock Option Plan and the Dallas Semiconductor 1993 Officer and Director Stock Option Plan (collectively, the “Dallas Plans”).

Upon our acquisition of Dallas Semiconductor, we assumed the option agreements then outstanding under Dallas Plans (the “Assumed Options”). The Assumed Options are governed by the terms of the respective Dallas Plan under which they were originally issued and no further options will be issued under the Dallas Plans. Options governed by the terms of the Dallas Plans generally are nontransferable and expire no later than ten years from date of grant. Options generally are exercisable upon grant. Shares of common stock issuable and/or exercised under the Dallas Plans vest based upon years of service, generally four years. Upon termination of a participant’s employment, we reserve the right to repurchase the unvested portion of the stock held by the employee, at the original option price. The Dallas Plans were duly approved by the stockholders of Dallas Semiconductor prior to its acquisition by Maxim. In addition, any shares or options reserved but not issued under the Dallas Plans as of the date of stockholder approval of the 1996 Plan and any shares returned to such plans as a result of termination of options or repurchase of shares will increase the number of shares available for issuance under the 1996 Plan.

On or about September 22, 2006, we suspended the issuance of shares pursuant to the exercise of stock options and restricted stock units and purchases under our employee stock purchase program under our Form S-8 registration statements pending the completion of the Special Committee investigation and filing of all of our delayed periodic reports with the SEC. As a result, no shares of common stock underlying stock options and restricted stock units could be issued pursuant to the above-described plans until our Registration Statement on Form S-8 becomes effective. We became current with our SEC filings on September 30, 2008.

Employment Contracts and Change in Control Arrangements

Each of Messrs. Doluca, Hood, Parvarandeh and Ullal is a party to an agreement with us, pursuant to which each such officer may entitled to certain severance payments and benefits under the specified circumstances. Mr. Hale is party to the Change-in-Control Agreement, split-dollar insurance agreement and the Dallas Executives Retiree Medical Plan, pursuant to which he is entitled to certain severance and retirement benefits. For further information and detail regarding the above-mentioned agreements and change in control arrangements, please see “Compensation Discussion and Analysis” contained in this proxy statement.

Other Potential Post-Employment Payments

Each of Messrs. Doluca, Hood, Parvarandeh and Ullal and is party to an agreement that may entitle each such officer to certain post-employment payments from us under the specified circumstances. For a detailed discussion of such potential post-employment obligations of Maxim, please see “Compensation Discussion and Analysis” contained in this proxy statement.

INDEPENDENT PUBLIC ACCOUNTANTS

Audit and Non-Audit Fees

The following table presents fees for professional services rendered by Deloitte & Touche LLP for the audit of Maxim’s annual financial statements for the fiscal years ended June 28, 2008 and June 30, 2007, respectively, and fees billed for other services rendered by Deloitte & Touche LLP during such fiscal years. All fees set forth below are exclusive of any value-added tax (VAT) or GST.

	Fiscal 2008	Fiscal 2007
Audit Fees(1)	$4,938,190	$1,798,044
Audit-Related Fees(2)	—	—
Tax Fees(3)	49,577	9,164
All Other Fees(4)	22,998	5,006

	$5,010,765	$1,812,214

(1)

Audit Fees consist of fees billed for professional services rendered in connection with the audit of Maxim’s consolidated annual financial statements and review of the interim consolidated financial statements included in quarterly reports and audit services that are normally provided by Deloitte & Touche LLP in connection with statutory and regulatory filings. Fees for fiscal years 2008 and 2007 also included fees of $3.3 million and $0.4 million, respectively, for services rendered during each of those fiscal years in connection with the restatement of Maxim’s previously filed financial statements to correct past accounting for stock options.

(2)

Audit-Related Fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Maxim’s consolidated financial statements and not reported under “Audit Fees.”

(3)

Tax Fees consist of fees billed for professional services rendered for tax compliance, tax advice and federal, state and international tax planning. These services include assistance regarding federal, state and international tax compliance and tax planning.

(4)	All Other Fees consist of fees for products and services other than the services reported above.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors. Under the policy, pre-approval is generally provided for up to one (1) year and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget. In addition, the Audit Committee may also provide pre-approval for particular services on a case-by-case basis. For each proposed service, the independent auditor is required to provide detailed back-up documentation at the time of approval. For fiscal year 2008, there were no audit-related fees, tax fees, or any other fees that were approved by the Audit Committee pursuant to the “de minimus” exception under Regulation S-X Rule 2-01(c)(7)(i)(C).

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee (the “Committee”) of the board of directors is comprised entirely of independent directors who meet the independence requirements of the Marketplace Rules of The NASDAQ Stock Market and the Securities and Exchange Commission. The Committee operates pursuant to a charter that is available on the Investor Relations section of our website at http://www.maxim-ic.com/company/investor/governance.

The Committee oversees Maxim’s financial reporting process on behalf of the board of directors. Management is responsible for the preparation, presentation and integrity of the financial statements, including establishing accounting and financial reporting principles and designing systems of internal controls over financial reporting. Maxim’s independent auditors are responsible for expressing an opinion as to the conformity of Maxim’s consolidated financial statements with generally accepted accounting principles and auditing management’s assessment of the effectiveness of internal control over financial reporting.

In performing its responsibilities, the Committee has reviewed and discussed, with management and the independent auditors, the audited consolidated financial statements in Maxim’s Annual Report on Form 10-K for the year ended June 28, 2008. The Audit Committee has also discussed with the independent auditors matters required to be discussed by Statement on Auditing Standards No. 61, “Communications with Audit Committees”.

Pursuant to Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees”, the Committee received written disclosures and the letter from the independent auditors, and discussed with the auditors their independence.

Based on the reviews and discussions referred to above, the Committee recommended to the board of directors that the audited consolidated financial statements be included in Maxim’s Annual Report on Form 10-K for the year ended June 28, 2008.

Audit Committee

Joseph R. Bronson, Chairman

James R. Bergman

William D. Watkins

Appendix A

MAXIM INTEGRATED PRODUCTS, INC.

2008 EMPLOYEE STOCK PURCHASE PLAN

The Company wishes to attract employees to the Company, its Subsidiaries and Affiliates and to induce employees to remain with the Company, its Subsidiaries and Affiliates, and to encourage them to increase their efforts to make the Company’s business more successful, whether directly or through its Subsidiaries and Affiliates. In furtherance thereof, the Plan is designed to provide equity-based incentives to the Eligible Employees of the Company, its Subsidiaries and Affiliates. The Plan is intended to comply with the provisions of Section 423 of the Code and shall be administered, interpreted and construed accordingly, although the Company makes no undertaking or representation to maintain such qualification. In addition, the Plan authorizes the purchase of Shares under a Non-423(b) Component, pursuant to rules, procedures or sub-plans adopted by the Board of Directors or the Committee and designed to achieve tax, securities law or other objectives.

1. Definitions.

When used herein, the following terms shall have the respective meanings set forth below:

“Affiliate” means any entity, other than a Subsidiary, in which the Company has an equity or other ownership interest.

“Board of Directors” means the Board of Directors of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Code Section 423(b) Component” shall mean an employee stock purchase plan which is designed to meet the requirements set forth in Section 423(b) of the Code, as amended. The provisions of the Code Section 423(b) Plan should be construed, administered and enforced in accordance with Section 423(b) of the Code.

“Committee” means the committee appointed by the Board of Directors of the Company under Section 3 hereof.

“Common Stock” means the Common Stock, par value $0.001 per share, of the Company.

“Company” means Maxim Integrated Products, Inc., a Delaware corporation.

“Designated Companies” shall mean the Company and any Subsidiary or Affiliate which has been designated by the Board of Directors or the Committee from time to time in its sole discretion as eligible to participate in the Plan. For purposes of the Code Section 423(b) Component, only the Company and its Subsidiaries may be Designated Companies, provided, however that at any given time, a Subsidiary that is a Designated Company under the Code Section 423(b) Component shall not be a Designated Company under the Non-423(b) Component.

“Effective Date” means the later of December 15, 2008 or the date of the approval of this Plan by the Company’s stockholders.

“Eligible Compensation” for any pay period means, unless otherwise determined by the Committee, the amount of base salary for such period. Eligible Compensation does not include, without limitation, any payments for reimbursement of expenses, bonuses, incentive compensation, overtime, deferred compensation, and other non-cash or non-basic payments, unless otherwise determined by the Committee.

“Eligible Employee” means employees eligible to participate in the Plan pursuant to the provisions of Section 4.

“Enrollment Period” means such period preceding an Offer Period as is specified by the Committee with respect to such Offer Period.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” per Share as of a particular date means (i) if Shares are then listed on a national stock exchange, the closing price per Share on the exchange for the last preceding date on which there was a sale of Shares on such exchange, as determined by the Committee, (ii) if Shares are not then listed on a national stock exchange but are then traded on an over-the-counter market, the average of the closing bid and asked prices for such Shares in such over-the-counter market for the last preceding date on which there was a sale of such Shares in such market, as determined by the Committee, or (iii) if Shares are not then listed on a national exchange or traded on an over-the-counter market, such value as the Committee in its discretion may in good faith determine; provided that, where such shares are so listed or traded, the Committee may make discretionary determinations where the shares have not been traded for 10 trading days.

“Non-423(b) Component” means the grant of an option under the Plan which is not intended to meet the requirements set forth in Section 423(b) of the Code, as amended.

“Offer Date” means the first day of an Offer Period.

“Offer Period” means, as applicable, in each case subsequent to the approval of this Plan by the Company’s stockholders, (i) the initial Offer Period beginning on such date to be determined by the Committee and ending on November 28, 2009 (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee), (ii) the Offer Period beginning on the business day immediately following the last Saturday of May of each year (or, if such date is not a trading day, the trading day immediately following such date, unless otherwise provided by the Committee) and ending on the business day immediately preceding the last Saturday of May of the next year (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee), and (iii) the Offer Period beginning on the business day immediately following the last Saturday of November of each year (or, if such date is not a trading day, the trading day immediately following such date, unless otherwise provided by the Committee) and ending on the business day immediately preceding the last Saturday of November of the next year (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee). Each Offer Period of approximately 12 months in length (except for the initial Offer Period) may overlap each other as set forth above, and each will consist of 2 Purchase Periods of approximately 6 months in length.

“Participating Employee” means an employee (i) for whom payroll deductions are currently being made or who otherwise contributes to the Plan, or (ii) for whom payroll deductions are not currently being made or who does not otherwise contribute to the Plan because he or she has reached the limitation set forth in the first sentence of Section 6.

“Payroll Account” means an account maintained by the Company with respect to each Participating Employee as contemplated by Section 5.

“Plan” means this Maxim Integrated Products, Inc. 2008 Employee Stock Purchase Plan, as it may from time to time be amended, which includes a Code Section 423(b) Plan and a Non-423(b) Component.

“Plan Year” means the fiscal year of the Company.

“Purchase Date” means, as applicable, the business day immediately preceding the last Saturday of May and November (or, if such date is not a trading day, the trading day immediately preceding such date, unless otherwise provided by the Committee).

“Purchase Period” means a specified period of time within an Offer Period beginning on the Offer Date and ending on a Purchase Date. An Offer Period shall consist of 2 Purchase Periods, each of which shall approximately be 6 months in length.

“Shares” means shares of Common Stock.

“Stock Account” means a brokerage account as contemplated by Section 8.

“Subsidiary” means any corporation that is a “subsidiary corporation” with respect to the Company under Section 424(f) of the Code.

2. Shares Reserved for the Plan.

There shall be reserved for issuance and purchase by employees under the Plan an aggregate of 4,000,000 Shares, subject to adjustment as provided in Section 12. All such Shares may be granted under the Code Section 423 Component. Shares subject to the Plan may be Shares now or hereafter authorized but unissued, or Shares that were once issued and subsequently reacquired by the Company. If and to the extent that any right to purchase reserved Shares shall not be exercised by any employee for any reason or if such right to purchase shall terminate as provided herein, Shares that have not been so purchased hereunder shall again become available for the purposes of the Plan unless the Plan shall have been terminated, but such unpurchased Shares shall not be deemed to increase the aggregate number of Shares specified above to be reserved for purposes of the Plan (subject to adjustment as provided in Section 12).

3. Administration of the Plan.

The Plan shall be administered by the Committee appointed by the Board of Directors. The Board of Directors shall consider the rules of Rule 16b-3 promulgated under the Exchange Act in connection with any such appointment, if and to the extent that such appointments may have an effect thereunder. Each member of the Committee shall serve at the pleasure of the Board of Directors. The acts of a majority of the members present at any meeting of the Committee at which a quorum is present, or acts approved in writing by a majority of the entire Committee, shall be the acts of the Committee for purposes of the Plan. If and to the extent applicable, no member of the Committee may act as to matters under the Plan specifically relating to such member. Notwithstanding the foregoing, the Board of Directors may designate the Compensation Committee of the Board of Directors to act as the Committee hereunder.

The Committee may make such rules and regulations and establish such procedures and sub-plans for the operation and administration of the Plan as it deems appropriate, including relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. The Committee shall have authority to interpret the Plan, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law and shall take any other actions and make any other determinations or decisions that it deems necessary or appropriate in connection with the Plan or the administration or interpretation thereof.

4. Eligible Employees.

Except as described below, all employees of the Company and its Designated Companies shall be eligible to participate in the Plan, provided that each of such employees does not own, for purposes of Section 423 of the Code, immediately after the right is granted, stock possessing 5% or more of the total combined voting power or value of all classes of capital stock of the Company or of a Subsidiary.

To the extent permitted under local law, the Committee may also exclude from participation in the Plan any or all of (i) a group of highly compensated employees designated by the Committee as being ineligible to participate in the Plan as permitted by Section 423(b)(4)(D) of the Code, (ii) employees who have been employed by the Company or any Subsidiary for less than 2 years, (iii) employees whose customary employment is for not more than 5 months in any calendar year, and (iv) employees who customarily work 20 hours per week or less. The employment of an employee of a Subsidiary or an Affiliate which ceases to be a “Subsidiary” or an “Affiliate” as defined herein shall, automatically and without any further action, be deemed to have terminated (and such employee shall cease to be an Eligible Employee hereunder).

5. Election to Participate and Payroll Deductions/Contributions.

Each Eligible Employee may elect to participate in the Plan during the Enrollment Period immediately prior to the beginning of each Offer Period during a Plan Year. Each Eligible Employee may elect a payroll deduction of from 1% to 25% of Eligible Compensation from each paycheck, in increments of 1% (i.e., 1%, 2%, 3%, etc.), unless otherwise so provided by the Committee. Elections under this Section 5 are subject to the limits set forth in Section 6. All payroll deductions shall be credited, as promptly as practicable, to a Payroll Account in the name of the Participating Employee. The Committee, in its discretion, may decide that an Eligible Employee may contribute to the Plan by means other than payroll deductions. All funds held by the Company under the Plan shall not be segregated from other corporate funds (except that the Company may in its discretion establish separate bank or investment accounts in its own name) and may be used by the Company for any corporate purpose, unless otherwise required by local law.

Each Participating Employee may cancel his or her election to participate in the Plan by signing and delivering written notice to the Committee, on a form specified for such purpose by the Committee, at such times as may be established by the Committee. In such case, the entire balance in the Payroll Account of such former Participating Employee shall be repaid to such former Participating Employee as promptly as practicable in accordance with Section 9, without interest. Upon such voluntary withdrawal during an Offer Period by a Participating Employee, such withdrawing Participating Employee shall not be entitled to participate in the Plan again during such Offer Period or the Offer Period immediately following such Offer Period. Thereafter, such Eligible Employee is eligible to participate in subsequent Offer Periods under the Plan upon timely delivery of a new enrollment form.

Subject to the preceding paragraph of this Section 5, if so provided by the Committee, an Eligible Employee who is a Participating Employee immediately prior to the beginning of an Offer Period will be deemed (i) to have elected to participate for such Offer Period and (ii) to have authorized the same percentage payroll deduction for such Offer Period in effect for such Eligible Employee as that in effect (without regard to Section 6) on the day before such Offer Period. The Committee may adopt the procedures set forth in the foregoing sentence for some but not all Offer Periods.

6. Limitation of Number of Shares That an Employee May Purchase.

No right to purchase Shares under the Plan shall provide an employee the right to purchase Common Stock under all employee stock purchase plans of the Company and its Subsidiaries which accrues at a rate which in the aggregate exceeds $25,000 of the fair market value of such stock (determined under Section 423 of the Code at the time the right is granted) for each calendar year in which the right is outstanding at any time. Notwithstanding the foregoing, the maximum number of shares of Common Stock that an Eligible Employee may purchase on any Purchase Date during an Offer Period shall not exceed 1,600 shares.

7. Purchase Price.

The purchase price for each Share shall be the lesser of (i) 85% of the Fair Market Value of such Shares on the Offer Date and (ii) 85% of the Fair Market Value of such Shares on the Purchase Date.

8. Method of Purchase.

As of the Purchase Date, each Participating Employee shall be deemed, without any further action, to have purchased the number of whole Shares which the balance of his or her Payroll Account at that time will purchase, determined by dividing the balance in his or her Payroll Account not theretofore invested by the purchase price as determined in Section 7.

All Shares purchased as provided in the foregoing paragraph shall be initially maintained in separate Stock Accounts for the Participating Employees at a brokerage firm selected by, and pursuant to an arrangement with, the Company. The Company shall deliver the shares to the Stock Account as soon as reasonably practicable after the close of the applicable Purchase Date, A Participating Employee shall be free to undertake a disposition (as that term is defined in Section 424 of the Code) of the Shares in his or her Stock Account at any time, whether by sale, exchange, gift or other transfer of legal title, but, for Participating Employees in the Code Section 423(b) Component, in the absence of such a disposition of such Shares, unless otherwise provided by the Committee, the Shares must remain in the Participating Employee’s Stock Account at the brokerage firm so selected until the holding period set forth in Section 423(a) of the Code has been satisfied. With respect to those Shares for which the Section 423(a) holding period has been satisfied or which are held by Participating Employees in the Non-Section 423(b) Component, the Participating Employee may, without limitation, move those Shares to another brokerage account of the Participating Employee’s choosing or request that a stock certificate be issued and delivered to him or her.

If and to the extent provided by the Committee, for so long as such Shares are maintained in Stock Accounts, all dividends paid with respect to such Shares shall be credited to each Participating Employee’s Stock Account, and will be automatically reinvested in whole Shares. The Committee may provide that transaction fees incurred with respect to dividend reinvestment may be paid by the Company.

Unless otherwise provided by the Committee, in no event shall fractional Shares be purchased hereunder, and any remaining cash in a Participating Employee’s Payroll Account resulting from such failure to invest in fractional Shares shall remain in the Payroll Account for use in the next Offer Period; provided, however, that, if the Participating Employee is not an active Participating Employee for such next Offer Period, such remaining cash shall be returned to the Participating Employee as soon as practicable. Notwithstanding any other provision of the Plan, the Committee may permit the purchase of fractional Shares hereunder and establish rules and procedures relating thereto.

9. Termination of Participation or Employment.

The right to participate in the Plan shall terminate immediately when a Participating Employee ceases to be employed by the Company or a Designated Company for any reason (including death or disability) or a Participating Employee otherwise becomes ineligible. Participation also terminates: (i) immediately when the Participating Employee voluntarily cancels his or her election to participate in the Plan as provided in Section 5, (ii) if, immediately after the Purchase Date, the Participating Employee is not re-enrolled in the Plan for the next Offer Period or (iii) if the Participating Employee has suspended payroll deductions during any Offer Period and has not re-enrolled in the Plan for the next Offer Period.

Notwithstanding any other provision of the Plan to the contrary, the Company shall distribute to such former Participating Employee (or, in the event of death, to his or her estate), the balance in his or her Payroll Account not theretofore invested, without interest, any such distribution or payment to be made as soon as practicable. The Committee shall also cause to be delivered to the former Participating Employee (or his or her estate), a certificate for the number of whole Shares held in his or her Stock Account within 90 days of the termination of employment or as soon as practicable thereafter. If applicable, fractional Shares will be sold on the open market and the Participating Employee will receive the net proceeds, if any, after all fees have been paid.

10. Rights as a Stockholder.

At the time funds from a Participating Employee’s Payroll Account are used to purchase the Common Stock, he or she shall have all of the rights and privileges of a stockholder of the Company with respect to the Shares purchased under the Plan whether or not certificates representing such Shares have been issued.

11. Rights Not Transferable.

Rights granted under the Plan are not transferable by a Participating Employee other than by will or the laws of descent and distribution and are exercisable during his or her lifetime only by him or her.

12. Adjustment in Case of Changes Affecting Common Stock.

If (i) the Company shall at any time be involved in a merger, consolidation, dissolution, liquidation, reorganization, exchange of shares, sale of all or substantially all of the assets or stock of the Company or its Subsidiaries or a transaction similar thereto, (ii) any stock dividend, stock split, reverse stock split, stock combination, reclassification, recapitalization or other similar change in the capital structure of the Company, or any distribution to holders of Common Stock other than cash dividends, shall occur or (iii) any other event shall occur which in the judgment of the Committee necessitates action by way of adjusting the number or kind of shares, or both, which thereafter may be sold under the Plan, then the Committee may forthwith take any such action as in its judgment shall be necessary to preserve to the Participating Employees’ rights substantially proportionate to the rights existing prior to such event, and to maintain the continuing availability of Shares under Section 2 and the last sentence of Section 6 (if Shares are otherwise then available) in a manner consistent with the intent hereof, including, without limitation, adjustments in (x) the number and kind of shares subject to the Plan, (y) the purchase price of such shares under the Plan, and (z) the number and kind of shares available under Section 2 and the last sentence of Section 6. To the extent that such action shall include an increase or decrease in the number of Shares (or units of other property then available) subject to the Plan, the number of Shares (or units) available under Section 2 and the last sentence of Section 6 above shall be increased or decreased, as the case may be, proportionately, as may be provided by Committee in its discretion.

Notwithstanding any other provision of the Plan, if the Common Stock ceases to be listed or traded, as applicable, on a national stock exchange or over-the-counter market (a “Triggering Event”), then, in the discretion of the Committee, (i) the balance in the Participating Employee’s Payroll Account not theretofore invested may be refunded to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, (ii) an amount equal to the product of the Fair Market Value of a Share on the date of the Triggering Event multiplied by the number of Shares such Participating Employee would have been able to purchase with the balance of his or her Payroll Account on such Triggering Event if such Triggering Event were the Purchase Date may be paid to the Participating Employee, and such Participating Employee shall have no further rights or benefits under the Plan, or (iii) the Plan may be continued without regard to the application of this sentence.

13. Amendment of the Plan.

The Board of Directors may at any time, or from time to time, amend the Plan in any respect; provided, however, that the Plan may not be amended in any way that would cause, if such amendment were not approved Company’s shareholders, the Code Section 423 Plan to fail to comply with

(i)	the requirements for employee stock purchase plans under Section 423 of the Code; or

(ii)	any other requirement of applicable law or regulation;

unless and until stockholder approval is obtained.

14. Termination of the Plan.

The Plan and all rights of employees hereunder shall terminate:

(i)	on the date that Participating Employees become entitled to purchase a number of Shares greater than the number of reserved Shares remaining available for purchase; or

(ii)	at any time, at the discretion of the Board of Directors.

In the event that the Plan terminates under circumstances described in (i) above, reserved Shares remaining as of the termination date shall be subject to Participating Employees on a pro rata basis. No termination of the Plan shall alter or impair any rights outstanding at the time of the such termination to purchase Shares pursuant to any offering of the right to purchase Shares hereunder.

15. Governmental and Other Regulations; Further Assurances.

The Plan, and the grant and exercise of the rights to purchase Shares hereunder, and the Company’s obligation to sell and deliver Shares upon the exercise of rights to purchase Shares, shall be subject to all applicable federal, state and foreign laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company shall not be required to issue or deliver any certificates for Shares prior to the completion of any registration or qualification of such Shares under, and the obtaining of any approval under or compliance with, any state or federal law, or any ruling or regulation of any government body which the Company shall, in its sole discretion, determine to be necessary or advisable. Certificates for Shares issued hereunder may be legended as the Committee may deem appropriate.

The Participating Employee shall take whatever additional actions and execute whatever additional documents the Committee may in its reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Participating Employee pursuant to the Plan.

16. Non-U.S. Subsidiaries.

Without amending the Plan, the Committee may allow for participation under the terms hereunder by Eligible Employees of non-U.S. Subsidiaries and Affiliates with such modifications of the terms and conditions otherwise specified hereunder as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes hereof, and, in furtherance of such purposes, the Committee may make such amendments, procedures and the like and establish such sub-plans as may be necessary or advisable to comply with provisions of laws (including tax laws) in other countries in which such Subsidiaries and Affiliates operate or have employees.

17. Indemnification of Committee.

The Company shall indemnify and hold harmless the members of the Board of Directors of the Company and the members of the Committee from and against any and all liabilities, costs and expenses incurred by such persons as a result of any act or omission to act in connection with the performance of such person’s duties, responsibilities and obligations under the Plan if such person acts in good faith and in a manner that he or she reasonably believes to be in, or not opposed to, the best interests of the Company, to the maximum extent permitted by law.

18. Withholding; Disqualifying Dispositions.

Notwithstanding any other provision of the Plan, the Company or the Designated Company shall deduct from all Payroll Accounts paid under the Plan all federal, state, foreign, local and other taxes required by law to be withheld with respect to such payments.

If Shares acquired under the Plan are disposed of in a disposition that does not satisfy the holding period requirements of Section 423(a) of the Code, such Participating Employee in the Code Section 423(b) Plan shall notify the Company in writing as soon as practicable thereafter of the date and terms of such disposition and, if the Company (or any Subsidiary or Affiliate thereof) thereupon has a tax-withholding obligation, shall pay to the Company (or such Subsidiary or Affiliate) an amount equal to any withholding tax the Company (or Subsidiary or Affiliate) is required to pay as a result of the disqualifying disposition (or satisfy such other arrangements as may be permitted by the Committee).

19. Notices.

All notices under the Plan shall be in writing (which for these purposes shall include reasonably acceptable means of electronic transmission), and if to the Company, shall be delivered to the Board of Directors or mailed to its principal office, addressed to the attention of the Board of Directors; and if to a Participating Employee, shall be delivered personally or mailed to such Participating Employee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 20.

20. Severability.

If any particular provision of this Plan is found to be invalid or unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision had been omitted.

21. No Right to Continued Employment.

The Plan and any right to purchase Common Stock granted hereunder shall not confer upon any employee any right with respect to continued employment by the Company or any Subsidiary or Affiliate, nor shall they restrict or interfere in any way with the right of the Company or any Subsidiary or Affiliate by which an employee is employed to terminate his or her employment at any time.

22. Captions.

The use of captions in the Plan is for convenience. The captions are not intended to and do not provide substantive rights.

23. Effective Date of the Plan.

The Plan shall be effective as of the Effective Date, provided that the Plan is approved by stockholders prior thereto.

24. Code Section 409A.

The Code Section 423(b) Plan is exempt from the application of Section 409A of the Code. The Non-423(b) Component is intended to be exempt from Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. In the case of a Participating Employee who would otherwise be subject to Section 409A of the Code, to the extent an option to purchase Shares or the payment, settlement or deferral thereof is subject to Section 409A of the Code, the option to purchase Shares shall be granted, paid, exercised, settled or deferred in a manner that will comply with Section 409A of the Code, including the final regulations and other guidance issued with respect thereto, except as otherwise determined by the Board or Directors or the Committee. Notwithstanding the foregoing, the Company shall have no liability to a Participating Employee or any other party if the option to purchase Common Stock under the Plan that is intended to be exempt from or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Board of Director or the Committee with respect thereto.

25. Governing Law.

The provisions of the Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to its conflict of law rules.

MAXIM INTEGRATED PRODUCTS, INC. 120 SAN GABRIEL DRIVE

SUNNYVALE, CA 94086

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE -1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

MXMIN1

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

MAXIM INTEGRATED PRODUCTS, INC.

For All

Withhold For All All Except

To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

Our board of directors recommends that you vote the shares (1) “FOR” each of the nominees to the board of directors, (2) “FOR” the ratification of our independent registered public accounting firm for the 2009 fiscal year, and (3) “FOR” the adoption of our 2008 Employee Stock Purchase Plan.

Vote on Directors

1. To elect seven members of the board of directors to hold office until the next annual meeting of stockholders or until their respective successors have been elected and qualified.

The 7 director nominees are:

01) Tunc Doluca 04) Robert E. Grady 02) B. Kipling Hagopian 06) William D. Watkins 03) James R. Bergman 07) A. R. Frank Wazzan 04) Joseph R. Bronson

Vote on Proposals

For Against Abstain

2. To ratify the appointment of Deloitte & Touche LLP as Maxim’s independent registered public accounting firm for the fiscal year ending June 27, 2009.

3. To approve the adoption of Maxim’s 2008 Employee Stock Purchase Plan with 4,000,000 shares of common stock reserved for issuance thereunder.

4. To consider such other business as may properly come before the meeting.

To cumulate votes as to a particular nominees or a group of nominees as explained in the proxy statement, check box to the right, then indicate the names, and the number of votes to be given to such nominee(s). Please do not check box unless you want to exercise cumulative voting.

Please indicate if you plan to attend this meeting.

Yes No

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

10:00 a.m., Pacific Time, on Monday, December 15, 2008.

Meeting location : Maxim Integrated Products, Inc., Event Center 433 N. Mathilda Avenue, Sunnyvale, California 94086.

To obtain directions to the meeting: (408) 530-6699 Le Vu, Administrative Assistant to Mark J. Casper, Secretary.

Important Notice Regarding Internet Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholders hereby appoint Mark Casper and Bruce Kiddoo, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all the shares of Common Stock of Maxim Integrated Products, Inc. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 10:00 am, Pacific Time, at our Event Center located at 433 N. Mathilda Avenue, Sunnyvale, California 94086, and any adjournment or postponement thereof.

In the election of directors, you may vote “FOR” or “WITHHELD” with regards to all or some of the nominees or cumulate your votes as explained in the proxy Statement. Votes “WITHHELD” with respect to the election of directors will be counted for purposes of determining the presence or absence of a quorum at the annual meeting but will have no other legal effect upon election of directors, as the election of a director only requires a plurality of affirmative “FOR” votes.

For the other items of business, you may vote “FOR,” “AGAINST” or “ABSTAIN.” If you elect to “ABSTAIN,” the abstention has the same effect as a vote “AGAINST.”

Address Changes/Comments:

(If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.)